                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY

                               ANIXTER CANADA INC.
                                   AS BORROWER

                                      -AND-

                                  ANIXTER INC.
                           ANIXTER INTERNATIONAL INC.
                            ANIXTER-REAL ESTATE INC.
                     ANIXTER INFORMATION SYSTEMS CORPORATION
                             ANIXTER FINANCIAL INC.
                                  AS GUARANTORS

                                      -AND-

                                 SCOTIA CAPITAL
                                   AS ARRANGER

                                      -AND-

                             THE BANK OF NOVA SCOTIA
                             AS ADMINISTRATIVE AGENT

                                      -AND-

                          THE LENDERS FROM TIME TO TIME
                             PARTY TO THIS AGREEMENT

                                   ----------

                        CDN. $40,000,000 CREDIT FACILITY
                                CREDIT AGREEMENT
                          DATED AS OF 18 NOVEMBER 2005

                                   ----------

                          (BORDEN LADNER GERVAIS LOGO)

                            BORDEN LADNER GERVAIS LLP

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                  DEFINED TERMS

1.1   Defined Terms........................................................    1
1.2   Construction.........................................................   19
1.3   References to U.S. Credit Agreement..................................   19
1.4   Certain Rules of Interpretation......................................   19

                                    ARTICLE 2
                                     CREDIT

2.1   Amount and Availment Options.........................................   20
2.2   Revolving Credit.....................................................   20
2.3   Use of the Credit....................................................   21
2.4   Term and Repayment...................................................   21
2.5   Voluntary Prepayments................................................   21
2.6   Applicable Margin for Interest Rates, Fees and Commissions...........   21
2.7   Standby Fee..........................................................   22
2.8   Assignment and Other Fees............................................   23
2.9   Exchange Rate Fluctuations...........................................   23

                                    ARTICLE 3
                                    SECURITY

3.1   Security.............................................................   23
3.2   Obligations Secured by the Security..................................   23

                                    ARTICLE 4
                             DISBURSEMENT CONDITIONS

4.1   Conditions Precedent to Initial Advance..............................   25
      (1)   Other Debt and Encumbrances....................................   25
      (2)   Documentation and Ancillary Information........................   25
      (3)   Opinions.......................................................   26
      (4)   Other Matters..................................................   26
4.2   Conditions Precedent to all Advances.................................   26

                                    ARTICLE 5
                                    ADVANCES

5.1   Evidence of Indebtedness.............................................   27
5.2   Conversions..........................................................   27
5.3   Notice of Advances and Payments......................................   27
5.4   Prepayments and Reductions...........................................   28
5.5   Prime Rate, Base Rate and LIBOR Advances.............................   28
5.6   LIBOR Periods........................................................   29


                                       (i)

5.7   Co-ordination of Prime Rate Advances, Base Rate Advances and LIBOR
      Advances.............................................................   30
5.8   Execution of Banker's Acceptances....................................   30
5.9   Sale of Banker's Acceptances.........................................   31
5.10  Size and Maturity of Banker's Acceptances and Rollovers..............   31
5.11  Co-ordination of BA Advances.........................................   32
5.12  Payment of Banker's Acceptances......................................   33
5.13  Deemed Advance - Banker's Acceptances................................   33
5.14  Waiver...............................................................   34
5.15  Degree of Care.......................................................   34
5.16  Obligations Absolute.................................................   34
5.17  Shortfall on Drawdowns, Rollovers and Conversions....................   34
5.18  Issuance and Maturity of L/Cs........................................   35
5.19  Payment of L/C Commissions and Fronting Fees.........................   35
5.20  Payment of L/Cs and Participation by Lenders in L/Cs.................   36
5.21  Deemed Advance - L/Cs................................................   37
5.22  Failure of Lender to Fund............................................   37
5.23  Payment by the Borrower..............................................   38
5.24  Payment by Agent.....................................................   39
5.25  Provisions Relating to Swingline Availability........................   40
5.26  Prohibited Rates of Interest.........................................   41

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1   Representations and Warranties.......................................   42
      (1)   Corporate Matters..............................................   42
      (2)   Loan Documents, etc............................................   43
      (3)   Litigation, Financial Statements and Other Matters.............   43
      (4)   Business, Property, Capital Stock, Material Contracts and
            Material Permits...............................................   44
      (5)   Environmental Matters..........................................   45
      (6)   Taxes and Withholdings.........................................   46
      (7)   Pension and Welfare Plans......................................   47
      (8)   Cumulative Material Adverse Effect.............................   48
6.2   Survival of Representations and Warranties...........................   48

                                    ARTICLE 7
                                    COVENANTS

7.1   Financial Covenants of the Borrower..................................   49
7.2   Positive Covenants...................................................   49
      (1)   Payments and Operation of Business.............................   49
      (2)   Inspection.....................................................   50
      (3)   Insurance......................................................   50
      (4)   Taxes and Withholdings.........................................   50
      (5)   Other Matters..................................................   50
7.3   Reporting and Notice Requirements....................................   51
      (1)   Periodic Financial Reports.....................................   51


                                      (ii)

      (2)   Requirements for Notice........................................   52
7.4   Negative Covenants...................................................   53
      (1)   Debt and Encumbrances..........................................   53
      (2)   Distributions, Financial Assistance and other Financial
            Transactions...................................................   54
      (3)   Business and Property..........................................   54
      (4)   Corporate Matters..............................................   55

                                    ARTICLE 8
                                     DEFAULT

8.1   Events of Default....................................................   55
8.2   Acceleration and Termination of Rights, Pre-Acceleration Rights......   57
8.3   Payment of L/Cs, etc.................................................   58
8.4   Remedies.............................................................   58
8.5   Saving...............................................................   58
8.6   Perform Obligations..................................................   58
8.7   Third Parties........................................................   59
8.8   Remedies Cumulative..................................................   59

                                    ARTICLE 9
                            THE AGENT AND THE LENDERS

9.1   Authorization of Agent...............................................   59
9.2   Administration of the Credit.........................................   60
9.3   Acknowledgements, Representations and Covenants of Lenders...........   62
9.4   Provisions Operative Between Lenders and Agent Only..................   63

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1  Accounting Terms.....................................................   63
10.2  Defined Terms........................................................   63
10.3  Severability.........................................................   63
10.4  Amendment, Supplement or Waiver......................................   63
10.5  Governing Law........................................................   64
10.6  This Agreement to Govern.............................................   64
10.7  Permitted Encumbrances...............................................   64
10.8  Currency.............................................................   64
10.9  Liability of Lenders.................................................   64
10.10 Interest on Miscellaneous Amounts....................................   65
10.11 Judgment Currency....................................................   65
10.12 Address for Notice...................................................   65
10.13 Time of the Essence..................................................   65
10.14 Further Assurances...................................................   66
10.15 Term of Agreement....................................................   66
10.16 Payments on Business Day.............................................   66
10.17 Whole Agreement......................................................   66


                                      (iii)

10.18 English Language.....................................................   66
10.19 Senior Indebtedness..................................................   66
10.20 Date of Agreement....................................................   67

SCHEDULE A - FORM OF NOTICE OF ADVANCE OR PAYMENT

SCHEDULE B - FORM OF BORROWER COMPLIANCE CERTIFICATE

SCHEDULE C - FORM OF ANIXTER INC. COMPLIANCE CERTIFICATE

SCHEDULE D - MODEL CREDIT AGREEMENT PROVISIONS

SCHEDULE E - APPLICABLE PERCENTAGES OF LENDERS

SCHEDULE F - DETAILS OF CAPITAL STOCK, PROPERTY, ETC.

SCHEDULE G - OTHER SECURED OBLIGATIONS

SCHEDULE H - ORGANIZATIONAL STRUCTURE

SCHEDULE I - EXISTING SCOTIA L/CS


                                      (iv)

              THIS CREDIT AGREEMENT is dated as of 18 November 2005

BETWEEN:

                               ANIXTER CANADA INC.
               a corporation incorporated under the laws of Canada
                                   as Borrower

                                     - and -

                                  ANIXTER INC.
                           ANIXTER INTERNATIONAL INC.
                            ANIXTER-REAL ESTATE INC.
                     ANIXTER INFORMATION SYSTEMS CORPORATION
                             ANIXTER FINANCIAL INC.
                                  as Guarantors

                                     - and -

                        THE LENDERS LISTED ON SCHEDULE E
                       TO THIS AGREEMENT FROM TIME TO TIME
                                   AS LENDERS

                                     - and -

                            THE BANK OF NOVA SCOTIA,
                     in its capacity as Administrative Agent

RECITALS:

A. The Bank of Nova Scotia and the Borrower have entered into a Commitment Letter and Term Sheet dated 5 October 2005 and accepted on 10 October 2005, as amended, under which The Bank of Nova Scotia has agreed to establish a credit facility in favour of the Borrower.

B. The parties are entering into this Agreement to provide for the terms of such credit facility.

FOR VALUE RECEIVED, and intending to be legally bound by this Agreement, the parties agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

1.1  DEFINED TERMS

     In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1 "ACCOMMODATION OBLIGATION" has the meaning defined in the U.S. Credit Agreement, as such definition may be amended from time to time in accordance with a Scotia Approved Amendment.

1.1.2 "ADMINISTRATIVE QUESTIONNAIRE" has the meaning defined in the Provisions.

1.1.3 "ADVANCE" means an availment of the Credit by the Borrower by way of a Prime Rate Advance, BA Equivalent Loan, Base Rate Advance, LIBOR Advance, acceptance of a Banker's Acceptance or issuance by the Issuing Bank of an L/C, including overdrafts under the Swingline Availability and other deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances and LIBOR Advances, plus the face amount of all outstanding Banker's Acceptances, BA Equivalent Loans and L/Cs.

1.1.4 "AFFILIATE" has the meaning defined in the Provisions.

1.1.5 "AGENT" or "ADMINISTRATIVE AGENT" means Scotia Capital in its capacity as administrative agent for the Lenders, and any successor administrative agent appointed in accordance with this Agreement.

1.1.6 "AGREEMENT", "HEREOF", "HEREIN", "HERETO", "HEREUNDER" or similar expressions mean this Agreement, the Recitals hereto and any Schedules hereto, including the Provisions, as amended, supplemented, restated and replaced from time to time in accordance with the provisions hereof, and not any particular Article, Section or other portion hereof.

1.1.7 "APPLICABLE LAW" has the meaning defined in the Provisions.

1.1.8 "APPLICABLE PERCENTAGE" has the meaning defined in the Provisions. The Applicable Percentage of each Lender as of the date of this Agreement is the percentage calculated based on the amounts set out in Schedule E to this Agreement, which shall be amended and distributed to all parties by the Administrative Agent from time to time as Applicable Percentages change in accordance with this Agreement.

1.1.9 "APPROVED FUND" has the meaning defined in the Provisions.

1.1.10 "ARMS' LENGTH" has the meaning given to that term for the purposes of the Income Tax Act (Canada).

1.1.11 "ARTICLE" means the designated article of this Agreement.

1.1.12 "ASSIGNMENT AND ASSUMPTION" has the meaning defined in the Provisions.

1.1.13 "BA DISCOUNT PROCEEDS" means, in respect of any Banker's Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Banker's Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (a) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (b) a fraction, the numerator of which is the term of such Banker's Acceptance and the denominator of which is 365, rounded to the nearest multiple of 0.001%.

1.1.14 "BA DISCOUNT RATE" means, (a) with respect to any Banker's Acceptance accepted by a Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for banker's acceptances of the Schedule I Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Banker's Acceptance, and (b) with respect to any Banker's Acceptance accepted by any other Lender, the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for banker's acceptances of the Other Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Banker's Acceptance.

1.1.15 "BA EQUIVALENT LOAN" has the meaning defined in Section 5.11(5).

1.1.16 "BANKER'S ACCEPTANCE" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement. Orders or drafts that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "ORDERS". References in the Provisions to "BANKERS' ACCEPTANCES" shall be interpreted as referring to Banker's Acceptances.

1.1.17 "BANKER'S ACCEPTANCE FEE" means, with respect to any Banker's Acceptance, the amount calculated by multiplying the face amount of the Banker's Acceptance by the applicable rate for the Banker's Acceptance Fee specified in Section 2.6, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the applicable actual number of days to elapse from and including the date of acceptance of the Banker's Acceptance by the Lender up to but excluding the maturity date of the Banker's Acceptance and the denominator of which is the number of days in the calendar year in question.

1.1.18 "BASE RATE" means, on any day, the greater of:

     (a) the average of the annual rates of interest (expressed as a percentage per annum on the basis of a 360 day year) offered by the Agent on that day as its reference rate for commercial loans made by it in Canada in U.S. Dollars; and

     (b)  the Federal Funds Effective Rate plus 0.63% per annum.

1.1.19 "BASE RATE ADVANCE" or "BASE RATE LOAN" means an advance in U.S. Dollars bearing interest based on the Base Rate and includes any deemed Base Rate Advance provided for in this Agreement.

1.1.20 "BORROWER" means Anixter Canada Inc., a corporation incorporated under the laws of Canada, its successors and permitted assigns.

1.1.21 "BRANCH OF ACCOUNT" means (a) for the purpose of obtaining and repaying Advances under the Swingline Availability, the branch of the Agent located at West Metro Commercial Banking Centre, 2 Robert Speck Parkway, 4th Floor, Mississauga, ON L4Z 1H8, and (b) for all other Advances, WBO-Loan Administration & Agency Operations of the Agent located at 720 King Street West, 4th Floor, Wholesale Banking Operations, Toronto, Ontario, M5V 2T3, or such other branch or branches as may be designated by the Agent from time to time.

1.1.22 "BUSINESS DAY" means a day of the year, other than Saturday or Sunday, on which (a) in respect of notices, determinations, payments or Advances relating to Base Rate Advances, the Agent is open for normal banking business at its executive offices in Toronto, Ontario, the Branch of Account and its principal office in New York, New York, (b) in respect of notices, determinations, payments or Advances relating to LIBOR Advances, the Agent is open for normal banking business at its executive offices in Toronto, Ontario, the Branch of Account and its principal offices in New York, New York and London, England, and (c) for all other purposes, the Agent is open for normal banking business at its executive offices in Toronto, Ontario and the Branch of Account.

1.1.23 "CANADIAN DOLLARS", "CDN. DOLLARS", "CDN. $" and "$" mean the lawful money of Canada.

1.1.24 "CAPITAL STOCK" means, with respect to any Person from time to time, any and all shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in the Person's equity or capital from time to time, however designated and whether voting or non-voting.

1.1.25 "CDOR RATE" means, on any date, with respect to any Banker's Acceptance, the simple average of the rates shown on the display referred to as the "CDOR PAGE" (or any display substituted therefor) on Reuters Domestic Money Service (or any successor source from time to time) with respect to the banks and other financial institutions named in such display at or about 10:00 a.m. (Toronto time) on such date for banker's acceptances having an identical maturity date to the maturity date of such Banker's Acceptance, as determined by the Agent, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, that if such rates are not available, then the CDOR Rate for any day shall be calculated as the average of the bid rates (rounded upwards to the nearest 1/16th of 1%) quoted by each of the Schedule I Reference Lenders for its own banker's acceptances for the applicable period as of 10:00 a.m. (Toronto time) on such day, as determined by the Agent, or if such day is not a Business Day, then on the immediately preceding Business Day.

1.1.26 "CHANGE IN LAW" has the meaning defined in the Provisions.

1.1.27 "CLOSING DATE" means 18 November 2005 or such other day as may be agreed to by the parties which is not later than 30 November 2005.

1.1.28 "COLLATERAL" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Agent, acting reasonably.

1.1.29 "COMMITMENT" means in respect of each Lender from time to time, the covenant to make Advances to the Borrower in the Lender's Applicable Percentage of the maximum amount of the Credit and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

1.1.30 "COMPLIANCE CERTIFICATE" means a certificate in the form of Schedule B or Schedule C signed by a senior officer of, as applicable, the Borrower or Anixter Inc.

1.1.31 "CONSTATING DOCUMENTS" means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation, continuance or association, memorandum of association, by-laws, declaration of trust, trust indenture, partnership agreement, limited liability company agreement or other similar document, as applicable, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Person's Capital Stock, all as amended, supplemented, restated or replaced from time to time.

1.1.32 "CONTRACT" means any agreement, contract, indenture, lease, deed of trust, licence, option, undertaking, promise or any other commitment or obligation, whether oral or written, express or implied, other than a Permit.

1.1.33 "CONTRIBUTING LENDER" shall have the meaning defined in Section 5.22.

1.1.34 "CONTROL" means, with respect to any Person, (a) the possession another Person, directly or indirectly, of vote 33% or more (or, in the case of an Affiliate of a Lender, 20% or more) of the Capital Stock of the first Person (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) that the other Person has the power to direct or cause the direction of the management and policies of such first Person whether by contract or otherwise and "Controlling" and "Controlled" have corresponding meanings.

1.1.35 "CREDIT" means the credit facility of up to Cdn. $40,000,000 or the Equivalent Amount in U.S. Dollars established by the Lenders in favour of the Borrower pursuant to Article 2 of this Agreement.

1.1.36 "CREDIT LIMIT" has the meaning defined in Section 2.1(1).

1.1.37 "CURRENCY AGREEMENTS" means (a) any contract for the sale, purchase or exchange or whether for the spot or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged) and whether or not subject to any ISDA Master Agreement, (b) any currency swap agreements, option contracts, futures contracts, options on futures contracts, spot or forward contracts or other agreements to purchase or sell currency or any other similar arrangements related to movements in the rates of exchange of currencies, or (c) other similar derivatives transactions or any other contract or arrangement having the same economic effect as the foregoing, whether at, above or below current market prices.

1.1.38 "DEBT" means, with respect to any Person, without duplication and, except as provided in item (b) below, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP unless the context otherwise requires:

     (a) all obligations (including, without limitation, by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for borrowed money, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

     (b) the face amount of all bankers' acceptances, if any, and similar instruments;

     (c) all liabilities upon which interest charges are customarily paid by that Person;

     (d) any capital stock of that person (or of any Subsidiary of that Person) which capital stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the maturity date of the Credit, for cash or securities constituting Debt;

     (e) all capital lease obligations, synthetic lease obligations, obligations under sale and leaseback transactions and indebtedness under arrangements relating to purchase money encumbrances;

     (f) the amount of the contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in items (a) through (e) above, including the amount of all contingent liabilities in respect of letters of credit and letters of guarantee and similar instruments; and

     (g) the amount of all contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a person other than an Obligor, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or person contingently liable;

     provided that trade payables, accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Debt.

1.1.39 "DEFAULT" has the meaning defined in the Provisions and, without limiting the Provisions, Default includes an Event of Default and a Pending Event of Default.

1.1.40 "DEFAULTING LENDER" has the meaning defined in Section 5.22.

1.1.41 "DEMAND" has the meaning defined in Section 5.20(3).

1.1.42 "DESIGNATED ACCOUNT" means, in respect of any Advance, the account or accounts maintained by the Borrower at a branch of the Agent in Toronto, Ontario that the Borrower designates in its notice requesting an Advance.

1.1.43 "DRAWDOWN DATE" means the date, which shall be a Business Day, of any Advance.

1.1.44 "EBITDA" means the net income of a Person calculated on a consolidated basis in accordance with GAAP for its last four completed fiscal quarters:

     (a) plus, the provision for depreciation and amortization expense of such Person for such period;

     (b)  plus, income taxes of such Person for such period; and

     (c)  plus, net interest expense of such Person for such period;

     provided that there shall be excluded from EBITDA any non-cash, non-operating gains or loses (including, without limitation, extraordinary or unusual gains or losses, gains or losses arising from the sale of capital assets or the sale of owned buildings and properties and other non-recurring gains or losses) during such period.

1.1.45 "ELIGIBLE ASSIGNEE" has the meaning defined in the Provisions.

1.1.46 "ENCUMBRANCE" means:

     (a) with respect to any Property, any mortgage, deed of trust, lien, pledge, hypothec, hypothecation, encumbrance, charge, assignment, consignment, security interest, royalty interest, adverse claim or defect of title in, on or of the Property;

     (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to an asset;

     (c) any purchase option, call or similar right of a third party in respect of any Property;

     (d) any netting arrangement or set-off arrangement (other than netting or set-off arising by operation of law in the ordinary course of business), defeasance arrangement or other similar arrangement; and

     (e) any other agreement, trust or arrangement having the effect of security for the payment or performance of any debt, liability or obligation,

     and "ENCUMBRANCES", "ENCUMBRANCER", "ENCUMBER" and "ENCUMBERED" shall have corresponding meanings.

1.1.47 "ENVIRONMENTAL LAWS" means all Applicable Laws or any parts thereof pertaining to the environment, Hazardous Material or health and safety.

1.1.48 "ENVIRONMENTAL LIEN" has the meaning defined in the U.S. Credit Agreement, as such definition may be amended from time to time in accordance with a Scotia Approved Amendment.

1.1.49 "EQUITY" means, in respect of any Person, Capital Stock of such Person, warrants, options or other rights to acquire Capital Stock of the Person and securities convertible into or exchangeable for Capital Stock of such Person.

1.1.50 "EQUIVALENT AMOUNT" means, on any date, the equivalent amount in Canadian Dollars or U.S. Dollars, as the case may be, after giving effect to a conversion of a specified amount of U.S. Dollars to Canadian Dollars or Canadian Dollars to U.S. Dollars, as the case may be, at the Exchange Rate.

1.1.51 "EVENT OF DEFAULT" means any of the events or circumstances described in
     Section 8.1.

1.1.52 "EXCHANGE RATE" means on any day, for the purpose of calculations under this Agreement, the amount of Canadian Dollars into which U.S. Dollars may be converted, or vice versa, using the Bank of Canada noon spot rate for converting the one currency into the other on that day or if that day is not a Business Day, the preceding Business Day, or if such rate is not so published by the Bank of Canada for any such day, then at the mid rate (i.e. the average of the Agent's spot buying and selling rates) quoted by the Agent at the Branch of Account at approximately noon (Toronto time) on that day in accordance with its normal practice for the applicable currency conversion in the wholesale market, or if that day is not a Business Day, the preceding Business Day.

1.1.53 "EXCLUDED TAXES" has the meaning defined in the Provisions.

1.1.54 "EXISTING CREDIT AGREEMENT" means the revolving term credit agreement dated as of 15 January 1997 between Anixter Canada Inc., as borrower, and The Bank of Nova Scotia, as lender, as amended to date.

1.1.55 "FEDERAL FUNDS EFFECTIVE RATE" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.56 "FEE LETTER" means the confidential fee letter agreement dated 5 October 2005 made by The Bank of Nova Scotia addressed to the Borrower providing for the payment of certain fees in relation to the Credit, accepted and agreed to by the Borrower on 10 October 2005.

1.1.57 "FITCH" means Fitch Ratings and its successors.

1.1.58 "FOREIGN LENDER" has the meaning defined in the Provisions.

1.1.59 "FRONTING FEE" means the fee payable to the Issuing Bank upon the issuance or renewal of an L/C calculated in accordance with Section 2.6.

1.1.60 "FUND" has the meaning defined in the Provisions.

1.1.61 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

1.1.62 "GOVERNMENTAL AUTHORITY" has the meaning defined in the Provisions.

1.1.63 "GUARANTOR OBLIGATIONS" means the obligations of the Guarantors under the Loan Documents.

1.1.64 "GUARANTORS" means each of Anixter Inc., Anixter International Inc., Anixter-Real Estate Inc., Anixter Information Systems Corporation and Anixter Financial Inc. and each other Person which delivers a guarantee hereunder, and becomes a party hereto, from time to time.

1.1.65 "HAZARDOUS MATERIALS" means any substance, product, waste, residue, pollutant, material, chemical, contaminant, dangerous good, constituent or other material which is or becomes listed, regulated, defined or addressed under or subject to any Environmental Law or any applicable Permit issued under any Environmental Law, including asbestos, petroleum, tailings, mining residue and polychlorinated biphenyls.

1.1.66 "INDEBTEDNESS" has the meaning defined in the U.S. Credit Agreement, as such definition may be amended from time to time in accordance with a Scotia Approved Amendment.

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                                      -10-


1.1.67 "INDEMNIFIED TAXES" has the meaning defined in the Provisions.

1.1.68 "INTELLECTUAL PROPERTY" means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

1.1.69 "INTERBANK REFERENCE RATE" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

1.1.70 "INTEREST PAYMENT DATE" means the 21st day of each calendar month.

1.1.71 "INTEREST PERIOD" has the same meaning as LIBOR Period.

1.1.72 "INTEREST RATE AGREEMENTS" means any interest rate swap, option contract, futures contract, option on futures contract, cap, floor, collar, or any other similar arrangement relating to movements in interest rates or that is designed to protect against fluctuations in interest rates or to obtain the benefits of floating or fixed interest rates;, whether at, above or below current market prices.

1.1.73 "INVESTMENT" means (a) any investment in or purchase of or other acquisition of any Equity of any Person, (b) any purchase or other acquisition of a business or undertaking or division of any Person, including Property comprising the business, undertaking or division, or (c) any investment in or purchase of or other acquisition of any assets of any other Person, or (d) any loan or advance or guarantee or the provision of any other financial assistance of any kind to, or otherwise becoming liable for any debts, liabilities or obligations of, any Person.

1.1.74 "ISSUING BANK" has the meaning defined in the Provisions, which for the time being, is Scotia Capital and includes other Lenders designated by the Agent from time to time after consultation with the Borrower to be Issuing Banks.

1.1.75 "L/C" or "LETTER OF CREDIT" means a standby letter of credit, letter of guarantee or commercial letter of credit denominated in Canadian Dollars or U.S. Dollars in a form satisfactory to the Issuing Bank and issued by the Issuing Bank under the Credit at the request of the Borrower. The letters of credit issued (or deemed to have been issued) by Scotia Capital under the Existing Credit Agreement listed in Schedule I hereto that remain outstanding as of the date of the initial Advance under the Credit ("EXISTING SCOTIA L/CS"), and all extensions, replacements and renewals thereof, shall be deemed to have been issued by the Issuing Bank and to be L/Cs outstanding under the Credit.

1.1.76 "LENDERS" means each of the Persons listed on Schedule E and other lenders that agree from time to time to become Lenders in accordance with the terms of this Agreement and includes, where the context requires, the Issuing Bank, and "LENDER" means any one of the Lenders.

1.1.77 "LENDING OFFICE" means, as to any Lender, the office or offices from which it makes Advances and receives payments pursuant to this Agreement from time to time.

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                                      -11-


1.1.78 "LIBO RATE" means for any LIBOR Period and LIBOR Advance, a rate expressed as a percentage per annum on the basis of a 360 day year equal:

     (a) to the rate for deposits in U.S. Dollars in the London interbank market for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance, that appears on the Reuters Telerate Page 3750 (or any successor source from time to time) as of 11:00 a.m. London time two Business Days before the first day of the LIBOR Period or,

     (b) if no such rate appears as contemplated in item (a) above, to the rate at which deposits in U.S. Dollars are offered by the principal lending office of Scotia Capital in London, England to leading banks in the London interbank market at 11:00 a.m. London time two Business Days before the first day of the LIBOR Period for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance.

1.1.79 "LIBOR ADVANCE" or "LIBO RATE LOAN" means an advance in U.S. Dollars bearing interest based on the LIBO Rate.

1.1.80 "LIBOR PERIOD" means the period selected by the Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance under the terms of this Agreement.

1.1.81 "LOAN" has the meaning defined in the Provisions.

1.1.82 "LOAN DOCUMENTS" means this Agreement, all Security, the Fee Letter and all other documents from time to time relating to the Credit.

1.1.83 "MATERIAL ADVERSE EFFECT" means any material adverse change in or material adverse effect on (a) the business, affairs, prospects, assets or financial condition of the Obligors taken as a whole, (b) the ability of Obligors taken as a whole to observe, perform or comply with their material obligations under any of the Loan Documents, or (c) the rights and remedies of, as applicable, the Agent or any of the Lenders under any of the Loan Documents, in each case, as determined by the Required Lenders, acting reasonably.

1.1.84 "MATERIAL CONTRACTS" means any Contract (other than any Loan Document) to which an Obligor is or becomes a party at any time that, if terminated, has or could reasonably be expected to have a Material Adverse Effect.

1.1.85 "MATERIAL PERMIT" means any Permit issued at any time to an Obligor that, if terminated, has or could reasonably be expected to have a Material Adverse Effect.

1.1.86 "MATURITY DATE" means 18 June 2009.

1.1.87 "MOODY'S" means Moody's Investor Services, Inc. and its successors.

1.1.88 "NON BA LENDER" has the meaning defined in Section 5.11(5).

1.1.89 "OBLIGATIONS" means all obligations of the Borrower to the Agent and Lenders under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Agent and Lenders in any currency or remaining unpaid by the Borrower to the Agent and Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Agent and Lenders and the Borrower or from any other dealings or proceedings by which the Agent and Lenders may be or become in any manner whatever creditors of the Borrower under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses; provided, however, that "Obligations" shall not include "Other Secured Obligations". In this definition, "the Agent and Lenders" shall be interpreted as "the Agent and Lenders, or any of them".

1.1.90 "OBLIGORS" has the meaning defined in the Provisions. Without limiting the Provisions, "Obligors" includes the Borrower and each of the Guarantors, and "Obligor" means any of them.

1.1.91 "OTHER REFERENCE LENDERS" means two Lenders, one selected by the Agent and one selected by the Borrower, which are banks chartered under and referred to in either of Schedule II or Schedule III of the Bank Act (Canada).

1.1.92 "OTHER SECURED AGREEMENTS" means all agreements or arrangements (including guarantees) entered into or made from time to time by any Obligor (unless otherwise specified) in connection with: (a) Swap Transactions between an Obligor and Scotia Capital or an Affiliate of Scotia Capital; and (b) cash consolidation, cash management and electronic funds transfer arrangements between an Obligor and Scotia Capital or an Affiliate of Scotia Capital and, for greater certainty, all such agreements and arrangements entered into or made by any Obligor with or in favour of Scotia Capital or an Affiliate of Scotia Capital, as the case may be, shall not cease to be an Other Secured Agreement if Scotia Capital ceases to be the Agent or a Lender or have an Affiliate which is the Agent or a Lender.

1.1.93 "OTHER SECURED OBLIGATIONS" means all obligations of the Obligors to the Other Secured Parties under or in connection with the Other Secured Agreements, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligors to the Other Secured Parties in any currency or remaining unpaid by the Obligors to the Other Secured Parties in any currency under or in connection with the Other Secured Agreements, whether arising from dealings between the Other Secured Parties and the Obligors or from any other dealings or proceedings by which the Other Secured Parties may be or become in any manner whatever creditors of the Obligors under or in connection with the Other Secured Agreements, and wherever incurred, and whether incurred by an Obligor alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses; provided, however, that "Other Secured Obligations" shall not include "Obligations". In this definition, "the

     Other Secured Parties" shall be interpreted as "the Other Secured Parties, or any of them," and "Obligors" shall be interpreted as "Obligors, and each of them".

1.1.94 "OTHER SECURED PARTY" means, at any time Scotia Capital or an Affiliate of Scotia Capital which at such time is a creditor under or in connection with an Other Secured Agreement.

1.1.95 "OTHER TAXES" has the meaning defined in the Provisions.

1.1.96 "PARTICIPANT" has the meaning defined in the Provisions.

1.1.97 "PENDING EVENT OF DEFAULT" means an event which would constitute an Event of Default hereunder, except for satisfaction of any requirement for giving of notice, lapse of time, or both, or other condition subsequent.

1.1.98 "PENSION PLAN" means (a) a "pension plan" or "plan" which is a "registered pension plan" as defined in the Income Tax Act (Canada) or pension benefits standards legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of the Borrower, and (b) any other defined benefit, supplemental pension benefit plan or similar arrangement applicable to any employee of the Borrower.

1.1.99 "PERMITS" means licences, certificates, authorizations, consents, registrations, exemptions, permits, attestations, approvals, characterization or restoration plans, depollution programmes and any other approvals required by or issued pursuant to any Applicable Law, in each case, against a Person or its Property which are made, issued or approved by a Governmental Authority.

1.1.100 "PERMITTED ENCUMBRANCES" means, with respect to any Person, the following:

     (a) liens for taxes, assessments or governmental charges or levies which are not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or the validity of which is being contested in good faith by appropriate proceedings and for which the Person has recorded the liability in accordance with GAAP and which do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (b) inchoate or statutory liens of contractors, subcontractors, mechanics, workers, suppliers, material men, carriers and others in respect of construction, maintenance, repair or operation of assets of the Person, in respect of which adequate holdbacks are being maintained as required by Applicable Laws and (i) which have not at such time been filed or exercised and of which none of the Lenders have been given notice, or (ii) which relate to obligations not due or payable or if due, the validity of which is being contested in good faith by appropriate proceedings and for which such Person has recorded the liability in accordance with GAAP and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (c) easements, rights-of-way, licences, servitudes, restrictions, restrictive covenants, and similar rights in real property comprised in the assets of the Person or interests therein (including in respect of sewers, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (d) title defects or irregularities which are of a minor nature and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (e) the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, employment insurance, surety or appeal bonds, costs of litigation when required by Applicable Laws and other similar obligations, in each case in the ordinary course of business;

     (f) the Encumbrance created by a judgment of a court of competent jurisdiction; provided, however, that the Encumbrance is in existence for less than 20 days after its creation or the execution or other enforcement of the Encumbrance is effectively stayed or the claims so secured are being actively contested in good faith and by proper legal proceedings and do not result in the occurrence of an Event of Default;

     (g) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (h) Encumbrances given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Person which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (i) servicing agreements, development agreements, site plan agreements, and other agreements with Governmental Authorities pertaining to the use or development of any of the assets of the Person, provided same are complied with and do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the

          Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

     (j) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

     (k) Encumbrances in favour of the Agent created by the Security, if any, including Encumbrances over Collateral;

     (l) landlords' rights of distraint and similar rights of a landlord (including in Quebec a landlord's hypothec) on tangible personal or moveable Property of the Person located solely on the premises leased by the landlord to the Person and securing only the obligations of the Person under the applicable lease of the premises, so long as the exercise of such rights do not result in the occurrence of an Event of Default; and

     (m) Liens (as such term is defined in the U.S. Credit Agreement, as such definition is amended by any Scotia Approved Amendment) which are permitted under Section 7.02(b) of the U.S. Credit Agreement, as such
          Section is amended by any Scotia Approved Amendment.

1.1.101 "PERMITTED OBLIGATIONS" means the following:

     (a)  the Obligations;

     (b)  the Other Secured Obligations;

     (c) debts, liabilities and obligations of the Obligors which under the U.S. Credit Agreement are Indebtedness which are permitted under
          Section 7.01 of the U.S. Credit Agreement, as such Section is amended by any Scotia Approved Amendment; or

     (d) other debts, liabilities and obligations secured by Permitted Encumbrances;

     (e) current accounts payable, accrued expenses and other similar debts, liabilities and obligations incurred in the ordinary course of business which are not for borrowed money;

     (f)  current and deferred taxes;

     (g) obligations and liabilities incurred in the ordinary course of business which do not constitute Debt; and

     (h) other debts, liabilities and obligations expressly permitted under this Agreement or expressly consented to by the Required Lenders in writing.

1.1.102 "PERSON" has the meaning defined in the Provisions and "PERSON" has the same meaning.

1.1.103 "PRIME RATE" means, on any day, the greater of:

     (a) the average of the annual rates of interest expressed as a percentage per annum on the basis of a 365 or 366 day year, as the case may be, announced by each Schedule I Reference Lender on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

     (b) the CDOR Rate for one month Canadian Dollar banker's acceptances on that day plus 0.75% per annum.

1.1.104 "PRIME RATE ADVANCE" means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes any deemed Prime Rate Advance provided for in this Agreement.

1.1.105 "PROPERTY" means, with respect to any Person, any or all of its present and future undertaking, property and assets.

1.1.106 "PROVISIONS" means the model credit agreement provisions attached as Schedule D.

1.1.107 "RECEIVABLES SECURITIZATION TRANSACTION" has the meaning defined in the U.S. Credit Agreement, as such definition may be amended from time to time in accordance with a Scotia Approved Amendment.

1.1.108 "REGISTER" has the meaning defined in Section 10(c) of the Provisions.

1.1.109 "RELATED PARTY" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

1.1.110 "RELEVANT RATING" means, as of any date of determination, the ratings as determined by either S&P, Moody's or Fitch (provided that Anixter Inc. shall have at least two such ratings and at lease one of such ratings shall be from S&P or Moody's) (collectively, the "RELEVANT RATINGS") of Anixter Inc.'s non-credit enhanced, senior unsecured long-term debt; provided that if the existing Relevant Ratings are not the same level, then (a) if there are two Relevant Ratings, the higher of such Relevant Ratings shall apply,
     (b) if there are three Relevant Ratings and no two debt ratings are at the same level, the intermediate Relevant Rating shall apply, or (c) if there are three Relevant Ratings and two Relevant Ratings are at the same level, then the level with the two Relevant Ratings shall apply.

1.1.111 "REQUIRED LENDERS" means a Lender or Lenders holding, in the aggregate, a minimum of 50.1% of the amount of the Commitments (or the outstanding Advances if the Commitments have terminated including after the occurrence of any Default).

1.1.112 "RESTRICTED PAYMENT" has the meaning defined in the U.S. Credit Agreement, as such definition may be amended from time to time in accordance with a Scotia Approved Amendment.

1.1.113 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any of its successors.

1.1.114 "SCHEDULE" means the designated Schedule of this Agreement.

1.1.115 "SCHEDULE I REFERENCE LENDERS" means the Agent and such other institutions as may be agreed upon by the Borrower and the Agent from time to time, and "Schedule I Reference Lender" means any one of them.

1.1.116 "SCOTIA APPROVED AMENDMENT" means a proposed amendment to the U.S. Credit Agreement or a provision thereof:

     (a) which is made at a time when Scotia Capital is a lender under the U.S. Credit Agreement;

     (b) in respect of which Scotia Capital, in its capacity as a lender under the U.S. Credit Agreement, has voted to approve;

     (c)  has been approved by the Lenders under the U.S. Credit Agreement; and

     (d) which is made at a time when Scotia Capital is the Agent under this Agreement;

     it being understood and agreed that any such Scotia Approved Amendment, to the extent incorporated by reference or referred to in this Agreement, will apply only to the Guarantors and not to the Borrower, to which the provisions of the U.S. Credit Agreement as at the date of this Agreement, to the extent incorporated by reference or referred to in this Agreement, will continue to apply.

1.1.117 "SCOTIA CAPITAL" means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies.

1.1.118 "SECTION" means the designated section of this Agreement.

1.1.119 "SECURED OBLIGATIONS" means the Obligations and Other Secured
     Obligations.

1.1.120 "SECURED PARTIES" means, at any time, the Lenders and the Agent in respect of the Obligations and Guarantor Obligations and the Other Secured Parties at such time in respect of the Other Secured Obligations.

1.1.121 "SECURITY" means the guarantees held from time to time by or on behalf of the Secured Parties (including guarantees held by the Agent), supporting or intended to support, inter alia, repayment of any of the Secured Obligations, including, without limitation, the guarantees described in
     Section 3.1 from time to time.

1.1.122 "STANDBY FEE" has the meaning defined in Section 2.7.

1.1.123 "SUBSIDIARY" means, with respect to a Person, a subsidiary of such Person as defined in the Canada Business Corporations Act as of the date of this Agreement (determined as if each such Person was a body corporate), and any other Person in which the Person or any Subsidiary of the Person has the right, directly or indirectly, through one or more intermediaries, to make or Control management decisions.

1.1.124 "SWAP TRANSACTION" means any interest rate swap, basis swap, forward rate transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction or other similar transaction, whether with respect to interest rates, currencies, commodities or otherwise, or any option with respect to such a transaction or combination of any such transactions, and includes Currency Agreements and Interest Rate Agreements.

1.1.125 "SWINGLINE AVAILABILITY" has the meaning defined in Section 2.1(3).

1.1.126 "TAXES" has the meaning defined in the Provisions.

1.1.127 "TOTAL DEBT" means, at any time, the aggregate, without duplication, of all Debt of the Borrower on a consolidated basis at that time.

1.1.128 "TOTAL LEVERAGE RATIO" means, at any time, the ratio calculated by dividing (a) Total Debt at that time by (b) EBITDA for the Borrower's four most recently completed fiscal quarters, provided that, for purposes of calculating the Total Leverage Ratio, EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission) to the extent necessary to give effect to (i) any acquisition made by the Borrower during such period (without giving effect to any increase in EBITDA reflecting projected synergies resulting from such acquisition) so long as, and to the extent that, (X) the Borrower delivers to the Agent (which shall promptly deliver to each Lender) a summary in reasonable detail of the assumptions underlying, and the calculations made, in computing EBITDA on a pro forma basis, and (Y) the Required Lenders do not object to such assumptions and/or calculations within 10 Business Days after receipt thereof, and (ii) any divestiture of a Subsidiary, division or other operating unit made during such period.

1.1.129 "U.S. CREDIT AGREEMENT" means the five-year revolving credit facility agreement dated as of 18 June 2004 among Anixter Inc. and various subsidiaries of Anixter Inc., as borrowers, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wachovia Bank, N.A., as syndication agent, Bank One, NA, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as co documentation agents, and the lenders party thereto from time to time, as amended by the First Amendment dated as of 10 November 2005.

1.1.130 "U.S. DOLLARS" and "U.S. $" means lawful monies of the United States of America.

1.1.131 "WELFARE PLAN" means any life, medical, health, dental, hospitalization, disability, travel, accident, accidental health and dismemberment insurance or other employee benefit or welfare plan, agreement or arrangement, other than a Pension Plan, applicable to any employee of any Obligor, whether or not insured and whether or not subject to any Applicable Laws, but excludes any statutory plans with which any Obligor is required to comply, including the Canada Pension Plan or plans administered pursuant to applicable provincial health, workers' compensation and employment insurance legislation.

1.2  CONSTRUCTION

     This Agreement has been negotiated by each party with the benefit of legal representation and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3  REFERENCES TO U.S. CREDIT AGREEMENT

     The provisions of the U.S. Credit Agreement that are incorporated by reference or referred to in this Agreement shall continue to apply mutatis mutandis to the Credit notwithstanding the termination of the U.S. Credit Agreement for any reason.

1.4  CERTAIN RULES OF INTERPRETATION

     In this Agreement:

     (a) the division into sections and other subdivisions thereof and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement; and

     (b)  unless specified otherwise or the context otherwise requires:

          (i) references to any Section or Schedule are references to the Section of, or Schedule to, this Agreement;

          (ii) "including" or "includes" means "including (or includes) but not limited to" and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

          (iii) references to contracts, agreements or instruments, unless otherwise specified, are deemed to include all present and future amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments, provided that such amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments have been, if applicable, approved or consented to and otherwise made in accordance with the provisions of this Agreement;

          (iv) references to any legislation, statutory instrument or regulation or a section or other provision thereof, unless otherwise specified, is a reference to the legislation, statutory instrument, regulation, section or other provision as amended, restated or re-enacted from time to time;

          (v) references to any thing includes the whole or any part of that thing and a reference to a group of things or Persons includes each thing or Person in that group;

          (vi) references to a Person includes that Person's successors and assigns;

          (vii) all references to specific times are references to Toronto time; and

          (viii) words in the singular include the plural and vice-versa and words in one gender include all genders.

                                    ARTICLE 2
                                     CREDIT

2.1  AMOUNT AND AVAILMENT OPTIONS

(1) Upon and subject to the terms and conditions of this Agreement, the Lenders severally agree to provide to the Borrower a credit facility for the use of the Borrower in the amount of up to Cdn. $40,000,000 (as reduced from time to time, the "CREDIT LIMIT") or the Equivalent Amount in U.S. Dollars (provided that each Lender's obligation hereunder shall be limited to its respective Applicable Percentage of the Credit).

(2) At the option of the Borrower, the Credit may be utilized by the Borrower by requesting that Prime Rate Advances, Base Rate Advances, or LIBOR Advances be made by the Lenders, by presenting orders to a Lender for acceptance as Banker's Acceptances or by requesting that L/Cs in Canadian Dollars or in U.S. Dollars be issued by the Issuing Bank. The aggregate face amount of L/Cs outstanding under the Credit at any time shall not exceed Cdn. $2,000,000 or the Equivalent Amount in U.S. Dollars.

(3) At the option of the Borrower, up to Cdn. $10,000,000 or the Equivalent Amount in U.S. Dollars of the undrawn available portion of the Credit may be utilized (the "SWINGLINE AVAILABILITY") by the Borrower by incurring overdrafts in its Canadian Dollar and U.S. Dollar accounts with Scotia Capital, which shall be deemed to be, as applicable, Prime Rate Advances or Base Rate Advances. Subject to Section 5.25, Advances under the Swingline Availability will be made solely by Scotia Capital and the Swingline Availability may be availed by the Borrower only through Scotia Capital. Advances under the Swingline Availability will reduce, to the extent of the Advances thereunder, the amounts available to be drawn under the Credit.

2.2  REVOLVING CREDIT

     The Credit is a revolving credit. The principal amount of any Advance under the Credit which is repaid from time to time may, subject to the terms of this Agreement, be reborrowed.

2.3  USE OF THE CREDIT

     The Credit shall be used (a) to repay amounts owing under the Existing Credit Agreement, (b) for general corporate purposes, (c) for working capital,
(d) for capital expenditures, (e) for acquisitions, and (f) to finance, in part, the payment of a dividend to be paid, ultimately, to Anixter Inc.

2.4  TERM AND REPAYMENT

     All Obligations under the Credit shall be repaid in full, and the Credit shall be cancelled, on the Maturity Date.

2.5  VOLUNTARY PREPAYMENTS

     The Borrower may prepay Prime Rate Advances and Base Rate Advances under the Credit upon prior written notice given in accordance with Section 5.3 and, subject to Section 5.4, may prepay LIBOR Advances under the Credit upon three Business Days prior written notice, without premium or penalty in minimum amounts of Cdn. $5,000,000 and integral multiples of Cdn. $1,000,000, in the case of Prime Rate Advances, and in minimum amounts of U.S. $5,000,000 and integral multiples of U.S. $1,000,000, in the case of Base Rate Advances or LIBOR Advances, except that no Banker's Acceptance or BA Equivalent Loan may be paid prior to its maturity date and any prepayments of LIBOR Advances shall include payment of all breakage costs. The Borrower may cash collateralize outstanding Banker's Acceptances and BA Equivalent Loans.

2.6  APPLICABLE MARGIN FOR INTEREST RATES, FEES AND COMMISSIONS

(1) The Applicable Margin relating to interest rates, Banker's Acceptance Fees, L/C commissions and Standby Fees will vary and be calculated based on the Relevant Rating as follows:

                                                BANKER'S ACCEPTANCE           STANDBY FEE
                      APPLICABLE MARGIN FOR    FEES, L/C COMMISSIONS         (% PER ANNUM)
                     PRIME RATE ADVANCES AND   AND APPLICABLE MARGIN   -------------------------
                        BASE RATE ADVANCES       FOR LIBOR ADVANCES     = OR >50%        <50%
RELEVANT RATING           (% PER ANNUM)            (% PER ANNUM)       utilization   utilization
---------------      -----------------------   ---------------------   -----------   -----------
Greater than A-/A3            0.100%                   0.550%             0.100%       0.300%
BBB+/Baa1                     0.150%                   0.750%             0.150%       0.350%
BBB/Baa2                      0.175%                   0.875%             0.175%       0.375%
BBB-/Baa3                     0.225%                   1.000%             0.225%       0.425%
BB+/Ba1                       0.275%                   1.250%             0.275%       0.475%
Lower than BB+/Ba1            0.350%                   1.500%             0.350%       0.550%

(2) Any increase or decrease in the Applicable Margin relating to interest rates, Banker's Acceptance Fees, L/C commissions and Standby Fees resulting from a publicly announced change in the Relevant Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Agent of notice thereof and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, Banker's Acceptance Fees for Banker's Acceptances accepted or commissions related to L/Cs issued, in either case, before the effective date of an increase or decrease under this Section 2.6(2), will not be adjusted.

(3) All interest rates (including Applicable Margins), Banker's Acceptance Fees, L/C commissions and Standby Fees set forth in Section 2.6(1) are rates per annum. Interest on Prime Rate Advances and Base Rate Advances shall, as applicable, be the Prime Rate or Base Rate, as the case may be, plus the relevant rate shown in the column of the table in Section 2.6(1) headed "Applicable Margin for Prime Rate Advances and Base Rate Advances". The rate for Banker's Acceptance Fees shall be the relevant rate shown in the column of the table in Section 2.6(1) headed "Banker's Acceptance Fees, L/C Commissions and Applicable Margin for LIBOR Advances". The commission for L/Cs shall be the relevant rate shown in the column of the table in
     Section 2.6(1) headed "Banker's Acceptance Fees, L/C Commissions and Applicable Margin for LIBOR Advances". Interest on LIBOR Advances shall be the LIBO Rate for the applicable LIBOR Period plus the relevant rate shown in the column of the table in Section 2.6(1) headed "Banker's Acceptance Fees, L/C Commissions and Applicable Margin for LIBOR Advances". Interest on Prime Rate Advances, Base Rate Advances and LIBOR Advances and Banker's Acceptances Fees, L/C commissions and Standby Fees received by the Agent shall be promptly distributed by the Agent to the Lenders in accordance with their respective Applicable Percentages.

(4) In addition to the foregoing L/C commission, the Borrower shall pay a fronting fee to the Issuing Bank for its own account as issuer of L/Cs, in an amount equal to 0.15% per annum on the face amount of each L/C, payable on issuance. As well, customary administrative, issuance, amendment, payment and negotiation fees shall be payable to the Issuing Bank for its account as issuer of each L/C.

2.7  STANDBY FEE

     The Borrower shall pay a standby fee ("STANDBY FEE") on the daily unadvanced portion of the Credit at a rate per annum which shall vary and be calculated based on the Relevant Rating as set out in the column of the table in
Section 2.6(1) headed "Standby Fee". In addition the Standby Fee will vary in accordance with the utilization of the Credit such that at any time that the aggregate of Advances outstanding is less than the Equivalent Amount of one-half of the Credit Limit then applicable, the rates in the column of the table in
Section 2.6(1)
headed "<50% utilization" shall apply and at any time that the aggregate of Advances outstanding is equal to or greater than the Equivalent Amount of one-half of the Credit Limit then applicable, the rates in the column of the table in Section 2.6(1) headed "=>50% utilization" shall apply. The Standby Fee shall be calculated daily beginning on the Closing Date and shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower. Upon final payment of the Obligations relating to the Credit, the Borrower shall also pay any accrued but unpaid Standby Fees on the Credit.

2.8  ASSIGNMENT AND OTHER FEES

     The Borrower shall pay to the Agent, inter alia, the annual agency fee provided for in the Fee Letter. The processing and recordation fee payable to the Agent by a Lender as contemplated in Section 10(b)(vi) of the Provisions is Cdn. $3,500.

2.9  EXCHANGE RATE FLUCTUATIONS

     If at any time fluctuations in rates of exchange in effect between U.S. Dollars and Cdn. Dollars cause the aggregate amount of Advances (expressed in Cdn. Dollars using the Exchange Rate) outstanding under the Credit to exceed the maximum amount of the Credit permitted herein by more than Cdn. $100,000 (or the equivalent thereof in any other currency), the Borrower shall pay to the Lenders within one Business Day after demand given to it by the Agent such amount as is necessary to repay the excess. If the Borrower is unable to immediately pay that amount because LIBOR Periods have not ended or Banker's Acceptances have not matured, the Borrower shall, within one Business Day following demand, cause to be deposited with the Agent Collateral in the amount of the excess, which shall be held by the Agent until the amount of the excess is paid in full. The Borrower shall be entitled to receive interest on cash held by the Agent as Collateral in accordance with Section 10.10. If, on the date of any Advance under the Credit (whether by rollover, conversion or otherwise), the aggregate amount of Advances (expressed in Cdn. Dollars using the Exchange Rate) under the Credit exceeds the maximum amount of the Credit permitted herein because of fluctuations in rates of exchange, the Borrower shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount of the Credit being exceeded.

                                    ARTICLE 3
                                    SECURITY

3.1  SECURITY

     The Security shall comprise the unconditional guarantees of the Obligations and the Other Secured Obligations by each of the Guarantors in favour of the Agent, which guarantees shall be unlimited except for limits provided by Applicable Laws which are satisfactory to the Lenders, all in form and substance satisfactory to the Lenders.

3.2  OBLIGATIONS SECURED BY THE SECURITY

(1) The documents constituting the Security shall secure or support the following obligations which obligations, except as otherwise agreed by the Lenders among themselves, shall rank pari passu with each other:

     (a)  the Obligations and Guarantor Obligations;

     (b)  the Other Secured Obligations; and

     (c) all other indebtedness, liabilities and obligations of the Obligors under the Loan Documents.

(2) As of the date of this Agreement, the Other Secured Obligations are those listed in Schedule G. The Agent from time to time shall prepare and provide the Lenders and the Borrower with a revision of Schedule G to reflect changes in the Other Secured Obligations to the extent notified in writing by the Borrower to the Agent, but any failure to do so shall not affect the security for any Other Secured Obligations in favour of any Other Secured Parties. Other Secured Obligations in favour of the Other Secured Parties listed on Schedule G from time to time shall be conclusively deemed to be secured by the Security (in the absence of manifest error) and shall not cease to be secured without the prior written consent of the respective Secured Parties to whom the Other Secured Obligations are owed. If the Obligations have been indefeasibly paid and performed in full in cash and the Commitments have been terminated, the Secured Parties (in their respective capacities as Secured Parties and without prejudice to the retention of any interest in the Security in their capacities, if any, as Persons to whom are owed other obligations secured under or pursuant to the Security (other than Other Secured Obligations)) will release their interest in the Security upon receiving Collateral to secure the Other Secured Obligations, in an amount satisfactory to the Secured Parties to whom Other Secured Obligations are owed, acting reasonably. Each Other Secured Party, by its acceptance of the benefit of any Security, shall be deemed to have accepted and be bound by the provisions of this Agreement applicable to Other Secured Parties and regarding the terms upon which the Other Secured Obligations are secured by the Security, and authorizes and directs the Agent to act accordingly.

(3) Notwithstanding the rights of Other Secured Parties to benefit from the Security in respect of the Other Secured Obligations, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders or the Required Lenders in accordance with this Agreement. No Other Secured Party holding Other Secured Obligations from time to time shall have any additional right to influence the Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force. No such Other Secured Party shall be able to enforce or realize on the Security unless the Lenders pursuant to the terms of this Agreement are at the same time enforcing or realizing on the Security for the Obligations and Guarantor Obligations. However, the Other Secured Obligations shall continue to be secured by the Security notwithstanding the termination of this Agreement by reason of payment of the Credit, or for any other reason and all Other Secured Obligations owed to any Other Secured Party shall continue to be secured by the Security after such Other Secured Party ceases to be the Agent or a Lender or have an Affiliate which is the Agent or a Lender. After the termination of this Agreement, decisions concerning the Security shall be made by the holders of Other Secured Obligations as they may determine among themselves.

                                    ARTICLE 4
                             DISBURSEMENT CONDITIONS

4.1  CONDITIONS PRECEDENT TO INITIAL ADVANCE

     The following conditions precedent must be satisfied at or before the time of the initial Advance under this Agreement, unless waived by the Lenders. Where delivery of documents is referred to, the documents shall be delivered to the Agent for and on behalf of the Lenders and shall be in full force and effect and in form and substance satisfactory to the Lenders.

(1)  OTHER DEBT AND ENCUMBRANCES - The Lenders shall:

     (a) be satisfied that all obligations under the Existing Credit Agreement have been or will be paid and performed in full and cancelled or otherwise satisfied concurrently with, or prior to, the initial Advance (other than Existing Scotia L/Cs which shall be deemed to be L/Cs outstanding under the Credit);

     (b) shall have a received a true copy of the U.S. Credit Agreement together with all amendments thereto up to the date of this Agreement, certified to be a true copy by an officer of Anixter Inc;

     (c) be satisfied that all other Debt the Obligors not forming part of Permitted Obligations has been or will be paid and performed in full and cancelled concurrently with, or prior to, the initial Advance such that the only Debt of the Obligors that is outstanding forms part of the Permitted Obligations;

     (d) shall have received releases and discharges (in registrable form where appropriate) covering all Encumbrances affecting the Property of the Obligors which are not Permitted Encumbrances in all applicable jurisdictions, and all statements and acknowledgments that are reasonably required in respect of other security interests affecting the Property of any Obligor to confirm that they are Permitted Encumbrances; and

     (e) be satisfied that no Permitted Obligation, other than Receivable Securitization Transactions, ranks senior to, as applicable, the Obligations, the Guarantor Obligations and the Other Secured Obligations.

(2)  DOCUMENTATION AND ANCILLARY INFORMATION - The Agent:

     (a) shall have received duly executed copies of this Agreement, the Security and the other Loan Documents, accompanied by all consents, acknowledgments and ancillary agreements as may be reasonably required by the Agent, all in form and substance satisfactory to the Agent and the Lenders;

     (b) shall have received a certificate from each of the Obligors with copies of its Constating Documents, a list of its officers, directors, trustees and/or partners, as the case may be, who are executing Loan Documents on its behalf with specimens of the signatures of those who are executing Loan Documents on its behalf, and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Loan Documents and the Lenders shall be satisfied that all internal approvals and authorizations of each of the Obligors to permit each to enter into and to perform its obligations in relation thereto have been obtained; and

     (c) shall have received evidence that the delivery of the Loan Documents will not contravene Applicable Laws governing financial assistance or other similar Applicable Laws which affect the Loan Documents.

(3) OPINIONS - The Agent shall have received the following favourable legal opinions, each in form and substance satisfactory to it:

     (a) the opinion of Borden Ladner Gervais LLP, counsel to the Lenders, addressed to the Agent and the Lenders in relation to the Loan Documents which are governed by Ontario law; and

     (b) the opinion of in-house, counsel to the Guarantors, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP in relation to, among other things, the Guarantors and the Loan Documents and such other matters as the Agent may reasonably require including, without limitation, that the Obligations, the Guarantor Obligations and the Other Secured Obligations are Indebtedness which is permitted under the U.S. Credit Agreement and is permitted under all public Debt of Anixter International Inc.

(4)  OTHER MATTERS - The following conditions must also be satisfied:

     (a) the Lenders shall be satisfied at the Closing Date that there is no material litigation affecting any Obligor;

     (b) the Lenders shall be satisfied at the Closing Date that there has not occurred and does not exist any event or circumstance which has, or would have, a Material Adverse Effect;

     (c) all fees and expenses payable under the Loan Documents and the Fee Letter (including upfront fees, agency fees, and reasonable legal fees and expenses of the Lenders' counsel invoiced prior to the Closing
          Date) shall have been paid;

     (d) the conditions precedent in this Section 4.1 shall be satisfied no later than 30 November 2005; and

     (e) the Agent shall have received such other documents as the Lenders may reasonably require.

4.2  CONDITIONS PRECEDENT TO ALL ADVANCES

     The obligation of the Lenders to make any Advance (including the initial Advance) is subject to the conditions precedent that:

     (a) no Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

     (b)  the Agent has received timely notice as required under Section 5.3;

     (c) the representations and warranties set out in Section 6.1, other than those expressly stated to be made as of a specific date or otherwise expressly modified in accordance with Section 6.2, are true and correct in all material respects on the date of the Advance as if made on and as of the date of the Advance; and

     (d) all other terms and conditions of this Agreement upon which an Advance may be obtained are fulfilled.

                                    ARTICLE 5
                                    ADVANCES

5.1  EVIDENCE OF INDEBTEDNESS

     The Agent will maintain records of the Obligations resulting from Prime Rate Advances, Base Rate Advances and LIBOR Advances made by the Lenders and each Lender will maintain records concerning those Advances it has made. The Agent shall also maintain records of the Obligations resulting from Advances by way of Banker's Acceptances, BA Equivalent Loans and L/Cs, and each Lender shall also maintain records relating to Banker's Acceptances that it has accepted and BA Equivalent Loans it has made and the Issuing Bank shall maintain records relating to L/Cs it has issued. The records maintained by the Agent shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto. After a request by the Borrower, the Agent or the Lender to whom the request is made will promptly advise the Borrower of the entries in such records. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement. The Agent shall, upon the reasonable request of a Lender or the Borrower, provide any information contained in its records of Advances to such Lender or the Borrower and the Agent, each Lender and the Borrower shall cooperate in providing all information reasonably required to keep all accounts accurate and up-to-date.

5.2  CONVERSIONS

     Subject to the other terms of this Agreement, the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance.

5.3  NOTICE OF ADVANCES AND PAYMENTS

(1) The Borrower shall give the Agent irrevocable written notice, in the form of Schedule A, of any request for any Advance to it under the Credit (other than for any Advance under the Swingline Availability). The Borrower shall also give the Agent irrevocable written notice in the same form of any payment by it (whether resulting from a repayment, prepayment, rollover or conversion of any Advance under the

     Credit and each such payment shall be for an amount no less than, as applicable, Cdn. $1,000,000 or U.S. $1,000,000 or the aggregate amount of the Advances outstanding, whichever is less.

(2) Notice in respect of a LIBOR Advance or payment thereof shall be given on the third Business Day prior to the date of any LIBOR Advance or payment, notice shall be given in respect of an Advance by way of L/C at such time prior to the date of any Advance by way of L/C as the Issuing Bank may reasonably require (but not less than three Business Days) so that it has sufficient time to review the proposed form of L/C and notice in respect of a Prime Rate Advance, Base Rate Advance or Advance by way of Banker's Acceptance or payment thereof may be given on the Business Day before any such Advance or payment. Any permanent reduction of the Credit shall only be effective on three Business Days notice as required by Section 5.4.

(3) Notices shall be given not later than 11:00 a.m. (Toronto time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 11:00 a.m. (Toronto time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

5.4  PREPAYMENTS AND REDUCTIONS

(1) Subject to giving notice required by Section 5.3, the Borrower may from time to time repay Advances outstanding under the Credit without premium or penalty, except that (a) Banker's Acceptances and BA Equivalent Loans may not be paid prior to their respective maturity dates, and (b) LIBOR Advances may not be paid prior to the end of the applicable LIBOR Period unless the Borrower indemnifies the Lenders for any loss or expense that the Lenders incur as a result, including any breakage costs.

(2) The Borrower may from time to time, by giving not less than three Business Days express written notice to the Agent, irrevocably notify the Agent of the cancellation of the Credit or of the permanent reduction of the committed amount of the Credit by an amount which shall be a minimum of Cdn. $1,000,000 and a whole multiple of Cdn. $1,000,000. The Borrower shall have no right to any increase in the committed amount of the Credit thereafter.

5.5  PRIME RATE, BASE RATE AND LIBOR ADVANCES

(1) Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in
     Section 5.7, will make the requested amount of a Prime Rate Advance, Base Rate Advance or LIBOR Advance available to the Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount. Each Prime Rate Advance, Base Rate Advance or LIBOR Advance (other than an Advance under the Swingline Availability) shall be in an aggregate minimum amount of, as applicable,

     Cdn. $1,000,000 or U.S. $1,000,000 and in a whole multiple of, as applicable, Cdn. $1,000,000 or U.S. $1,000,000. Notwithstanding the foregoing, if the aggregate minimum amount of any such Advance would cause the Borrower to exceed the maximum amount of the Credit, the Borrower shall be permitted to request an aggregate amount for such an Advance that is equal to the difference or the Equivalent Amount in U.S. Dollars of the difference between the maximum amount of the Credit and the aggregate amount of all Advances outstanding under the Credit at the time of such request. The Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding from time to time hereunder at the applicable rate of interest specified in
     Section 2.6.

(2) Interest on Prime Rate Advances and Base Rate Advances shall be calculated and payable monthly on each Interest Payment Date. Interest on LIBOR Advances shall be payable on the last day of the applicable LIBOR Period and, if the LIBOR Period is longer than 3 months, every 3 months after the date of the relevant LIBOR Advance. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand calculated at the rate applicable to Base Rate Advances.

(3) Interest calculated with reference to the Prime Rate shall be calculated on the basis of a calendar year. Interest calculated with reference to the Base Rate or LIBO Rate shall be calculated on the basis of a year of 360 days. Each rate of interest which is calculated with reference to a period (the "DEEMED INTEREST PERIOD") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period. Interest shall be calculated using the nominal rate of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

5.6  LIBOR PERIODS

     The Borrower may select, by irrevocable notice to the Agent, LIBOR Periods of 1, 2, 3 or 6 months to apply to any particular LIBOR Advance. LIBOR Periods of other lengths shall also be available at the discretion of the Lenders from time to time, but there shall not at any time be LIBOR Advances outstanding with more than 6 different maturity dates. No LIBOR Period may end on a date which is not a Business Day or after the Maturity Date. The Borrower shall from time to time select and give notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or on the date of the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over. If the Borrower fails to select and give the Agent notice of a LIBOR Period for a LIBOR Advance in accordance with Section 5.3, the Lenders shall be deemed to have made a Base Rate Advance to the Borrower to replace the maturing LIBOR Advance, unless such LIBOR Advance is repaid by the Borrower at the end of the applicable LIBOR Period.

5.7  CO-ORDINATION OF PRIME RATE ADVANCES, BASE RATE ADVANCES AND LIBOR ADVANCES

     Each Lender shall advance its Applicable Percentage of each Prime Rate Advance, Base Rate Advance and LIBOR Advance in accordance with the following provisions:

     (a) the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 5.3 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Applicable Percentage of any Advance requested by the notice;

     (b) each Lender shall deliver its Applicable Percentage of the Advance to the Agent not later than 11:00 a.m. (Toronto time) on the Drawdown Date; and

     (c) unless a Lender notifies the Agent that a condition precedent to an Advance specified in this Agreement has not been met, the Agent shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

5.8  EXECUTION OF BANKER'S ACCEPTANCES

(1) To facilitate the acceptance of Banker's Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

(2) Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Banker's Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Banker's Acceptance.

(3) Any order or Banker's Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender, may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

(4) The receipt by the Agent of a request for an Advance by way of Banker's Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 5.11, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

5.9  SALE OF BANKER'S ACCEPTANCES

(1) It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Banker's Acceptances to be accepted by that Lender, failing which the Lender shall purchase its Banker's Acceptances.

(2) In accordance with the procedures set forth in Section 5.11, the Agent will make the net proceeds of the requested Advance by way of Banker's Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount.

(3) Notwithstanding the foregoing, if in the determination of the Required Lenders, acting reasonably, a market for Banker's Acceptances does not exist at any time, or the Lenders cannot for other reasons, after reasonable efforts, readily sell Banker's Acceptances or perform their other obligations under this Agreement with respect to Banker's Acceptances, then upon at least one Business Day's written notice by the Agent to the Borrower, the Borrower's right to request Advances by way of Banker's Acceptances shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists (and the Agent shall be obligated to so notify the Borrower promptly following such occurrence).

5.10 SIZE AND MATURITY OF BANKER'S ACCEPTANCES AND ROLLOVERS

     Each Advance of Banker's Acceptances shall be in a minimum amount of Cdn. $5,000,000 and integral multiples of Cdn. $1,000,000 and the maximum number of maturities of Banker's Acceptances outstanding at any time shall not exceed fifteen. Each Banker's Acceptance shall have a term of 1, 2, 3 or 6 months after the date of acceptance of the order by a Lender, but no Banker's Acceptance may mature on a date which is not a Business Day or after the Maturity Date. Subject to the terms and conditions of this Agreement, the face amount at maturity of a Banker's Acceptance may be renewed as a Banker's Acceptance (by repayment and reissue) or converted (by repayment) into another form of Advance. If, before the due date for delivery of a Compliance Certificate, the Borrower has knowledge that the fees payable by the Borrower in connection with an Advance by way of Banker's Acceptance will increase after the delivery of such Compliance Certificate, then the Borrower shall not request or renew an Advance by way of Banker's Acceptance for a term that exceeds 1 month. After such Compliance Certificate has been delivered and the fees payable by the Borrower in connection with an Advance by way of Banker's Acceptance have increased as set forth herein, the Borrower may then request or renew Advances by way of Banker's Acceptance for terms otherwise permitted by this Section.

5.11 CO-ORDINATION OF BA ADVANCES

     Each Lender shall advance its Applicable Percentage of each Advance by way of Banker's Acceptances in accordance with the provisions set forth below.

(1) The Agent, promptly following receipt of a notice from the Borrower pursuant to Section 5.3 requesting an Advance by way of Banker's Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Banker's Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Banker's Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Banker's Acceptance would not be Cdn. $1,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $1,000.

(2) Each Lender shall transfer to the Agent at the Branch of Account for value not later than 11:00 a.m. (Toronto time) on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Banker's Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Banker's Acceptance Fee and net of the amount required to pay any of its previously accepted Banker's Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Banker's Acceptances on the Drawdown Date.

(3) Unless a Lender notifies the Agent that a condition precedent to an Advance specified in this Agreement has not been met, the Agent shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

(4) Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the Borrower in respect of the sale of any Banker's Acceptance accepted by such Lender and sold or purchased by it, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Banker's Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Banker's Acceptance Fee for its own account (a) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto; and (b) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

(5) Whenever the Borrower requests an Advance that includes Banker's Acceptances, each Lender that is not permitted by Applicable Law or by customary market practice to accept a Banker's Acceptance (a "NON BA LENDER") shall, in lieu of accepting its pro rata amount of such Banker's Acceptances, make available to the Borrower on the Drawdown Date a non-interest bearing loan (a "BA EQUIVALENT LOAN") in Canadian Dollars and in an amount equal to the BA Discount Proceeds of its pro rata amount of the Banker's Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Banker's Acceptances. The BA Discount Proceeds shall be calculated based on the BA Discount Rate provided by the Other Reference Lenders. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Banker's Acceptance Fee that would have been applicable had it been able to accept Banker's Acceptances. The BA Equivalent Loan shall have a term equal to the term of the Banker's Acceptances that the Non BA Lender would otherwise have accepted and the Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Banker's Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Banker's Acceptances and Lenders that accept Banker's Acceptances shall apply mutatis mutandis to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

5.12 PAYMENT OF BANKER'S ACCEPTANCES

(1) The Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Banker's Acceptance accepted for its account on the earlier of (a) the date of maturity of a Banker's Acceptance; and (b) the date on which any Obligations become due and payable pursuant to Section 8.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under the Credit under which the Banker's Acceptance was issued, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date of maturity of each such Banker's Acceptance up to but excluding the date such payment, and all interest thereon, is provided for by the Borrower, both before and after demand, default and judgment.

(2) If the Borrower provides cash in response to any Obligations becoming due and payable under Section 8.2, it shall be entitled to receive interest on the cash provided in accordance with Section 10.10 as long as the cash is held as Collateral.

5.13 DEEMED ADVANCE - BANKER'S ACCEPTANCES

     Except for amounts which are paid from the proceeds of a rollover of a Banker's Acceptance or for which payment has otherwise been funded by the Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Banker's Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Banker's Acceptance on or after the date of maturity of such a Banker's Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under this Agreement. Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

5.14 WAIVER

     The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Banker's Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Banker's Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Banker's Acceptance that is at any time held by a Lender in its own right.

5.15 DEGREE OF CARE

     Any executed orders to be used as Banker's Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

5.16 OBLIGATIONS ABSOLUTE

     The obligations of the Borrower with respect to Banker's Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

     (a) any lack of validity or enforceability of any order accepted by a Lender as a Banker's Acceptance; or

     (b) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Banker's Acceptance, a Lender or any other Person, whether in connection with this Agreement or otherwise.

5.17 SHORTFALL ON DRAWDOWNS, ROLLOVERS AND CONVERSIONS

     The Borrower agrees that:

     (a) the difference between the amount of an Advance requested by the Borrower by way of Banker's Acceptances and the actual proceeds of the Banker's Acceptances;

     (b) the difference between the actual proceeds of a Banker's Acceptance and the amount required to pay a maturing Banker's Acceptance, if a Banker's Acceptance is being rolled over; and

     (c) the difference between the actual proceeds of a Banker's Acceptance and the amount required to repay any Advance which is being converted to a Banker's Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under the Credit if the Borrower is otherwise entitled to an Advance under the Credit.

5.18 ISSUANCE AND MATURITY OF L/CS

(1) All L/Cs shall be issued by the Issuing Bank in accordance with its customary practice including standard cancellation terms and, if requested by the Borrower, an evergreen renewal feature, in form and substance satisfactory to the Issuing Bank, and the Borrower shall execute all such indemnity and/or reimbursement agreements in connection therewith as the Issuing Bank customarily requires, in form and substance satisfactory to the Issuing Bank.

(2) A request for an Advance by way of L/C shall be made by the Borrower in accordance with Section 5.3. A request shall include the details of the L/C to be issued. The Issuing Bank shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

(3) Each L/C issued under this Agreement shall have a term which is not more than, as applicable, 365 or 366 days after its issuance date or renewal date (provided that any such L/C may provide an automatic renewal thereof for any stated period or periods of up to one year in duration in the absence of timely notice of termination by the issuer of such L/C), except that the maturity date of an L/C may not exceed the Maturity Date unless the Borrower shall have posted Collateral with the Issuing Bank in connection therewith. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

5.19 PAYMENT OF L/C COMMISSIONS AND FRONTING FEES

(1) Payment of L/C commissions shall be made to Issuing Bank at the branch where the L/C is issued. L/C commissions shall be calculated at the rate specified in Section 2.6 on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by the Issuing Bank to but not including the expiry date of the L/C. L/C commissions shall be calculated on the basis of a 365 or 366 day year, as the case may be. L/C commissions shall be payable in full on the date of issuance of each L/C.

(2) Payment of Fronting Fees shall be made to the Issuing Bank at the branch where an applicable L/C is issued. The Fronting Fee in relation to any L/C shall be calculated on the basis of the actual number of days to elapse from and including the date of issuance or renewal, as applicable, of the L/C to but excluding its expiry date calculated on the basis of a year of 365 or 366 days, as applicable, and shall be paid to the Issuing Bank on the date of issuance or renewal of such L/C and shall be non-refundable in whole or in part.

5.20 PAYMENT OF L/CS AND PARTICIPATION BY LENDERS IN L/CS

(1) Each Lender shall be deemed to have purchased, without recourse, a participation from the Issuing Bank in each L/C issued by the Issuing Bank, in each case in an amount equal to such Lender's Applicable Percentage of each such L/C. Without limiting the scope and nature of each Lender's participation in each L/C issued by the Issuing Bank, to the extent that the Issuing Bank has not been reimbursed by the Borrower for any amount required to be disbursed by the Issuing Bank under or in connection with an L/C, each Lender shall pay to the Issuing Bank its Applicable Percentage of such unreimbursed amount. In the event that the Issuing Bank is required to disburse an amount under an L/C, the Issuing Bank shall notify the Agent who shall in turn, as soon as possible, notify the Lenders and each Lender shall forthwith deliver its Applicable Percentage of the amount of the payment by the Issuing Bank to the Agent who will forthwith deliver all such amounts received from the Lenders to the Issuing Bank. The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional as a primary obligor and not as a surety and shall not be affected by the occurrence of a Default, an order or judgment restricting payment by the Issuing Bank in accordance with the L/C or extending the Issuing Bank's liability under an L/C beyond the expiration date stated therein or any other occurrence or event of any nature or kind. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for all amounts arising under or in connection with any L/C, together with interest as provided for in this Agreement. Each Lender that has reimbursed the Issuing Bank pursuant to this Section for its Applicable Percentage of any payment made by the Issuing Bank under an L/C shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of the Issuing Bank against the Borrower in respect of amounts owing under or in connection with such L/C. In the event that a Lender fails to reimburse the Issuing Bank under the terms provided in this Section, the Issuing Bank shall also be entitled to recover from such Lender interest on such amount, from and including the date on which such Lender was required to provide payment to but excluding the date such payment is provided for by such Lender at the rate of interest per annum which would otherwise be applicable at such time to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of U.S. Dollar L/Cs), compounded monthly, and all interest thereon, both before and after demand, default and judgment.

(2) The Borrower shall provide for the payment to the Agent, on behalf of the Issuing Bank, of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (a) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, (b) the date on which any Obligations become due and payable pursuant to
     Section 8.2, and (c) the Maturity Date. The Agent on behalf of the Issuing Bank shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of U.S. Dollar L/Cs), compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, is provided for by the Borrower, both before and after demand, default and judgment.

(3) The obligation of the Borrower to reimburse the Agent, on behalf of the Issuing Bank, for a payment to a beneficiary of an L/C shall be absolute and unconditional (without prejudice to the Borrower's right, after reimbursing the Agent (on behalf of the Issuing Bank), to claim damages from the Issuing Bank for matters arising from the Issuing Bank's wilful misconduct or gross negligence), and shall not be reduced or limited by any demand or other request for payment of an L/C (a "DEMAND") paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Agent, the Issuing Bank, any other Lender or any other Person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Agent or the Issuing Bank or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand. Any action, inaction or omission taken or suffered by the Agent or the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto, shall be binding on the Borrower and shall not place the Agent or the Issuing Bank under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other Person or entity acting as the representative or in place of, the beneficiary.

(4) If the Borrower provides cash in response to any Obligations becoming due and payable under Section 8.2, it shall be entitled to receive interest on the cash provided in accordance with Section 10.10 as long as the cash is held as Collateral.

5.21 DEEMED ADVANCE - L/CS

     Except for amounts which have been funded by the Borrower, any amount which the Issuing Bank or the Agent on behalf of the Lenders pays to any third party in respect of an L/C in satisfaction or partial satisfaction thereof shall also be deemed to be a Prime Rate Advance (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of U.S. Dollar L/Cs). The Issuing Bank shall forthwith give notice of the making of such an Advance to the Agent and the Borrower. Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

5.22 FAILURE OF LENDER TO FUND

     Notwithstanding the provisions of Section 6(a) of the Provisions, if any Lender fails to make available to the Agent its Applicable Percentage of any Advance (such Lender being herein called the "DEFAULTING LENDER"), the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Applicable Percentage of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "CONTRIBUTING LENDERS" and individually called the "CONTRIBUTING LENDER") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Applicable Percentage of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Applicable Percentage of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Applicable Percentage of any Advance as required herein.

5.23 PAYMENT BY THE BORROWER

(1) Except as otherwise provided herein, all payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Except as otherwise provided in this Agreement (including Sections 5.22 and 5.24), the Agent shall distribute:

     (a) payments of interest in accordance with each Lender's Applicable Percentage of the Credit;

     (b) repayments of principal in accordance with each Lender's Applicable Percentage of the Credit; or

     (c) all other payments received by the Agent including amounts received upon the realization of Security, in accordance with each Lender's Applicable Percentage of the Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

(2) All payments made by or on behalf of the Borrower pursuant to this Agreement with respect to an L/C shall be made to and received by the Agent. Subject to Section 5.22, the Agent shall distribute all payments received by it with respect to any L/C as follows:

     (a) if the amount received by the Agent is an amount reimbursing the Issuing Bank for amounts paid by the Issuing Bank, payment shall be made to the Issuing Bank, to the extent that the Issuing Bank has not been previously reimbursed by the Borrower or the Lenders or otherwise as provided for herein, and to the extent that the Issuing Bank has been previously reimbursed by the Lenders, to such Lenders; and

     (b) if the amount received by the Agent is an amount in respect of an L/C commission or the Fronting Fee:

          (i) payment shall be made firstly to the Issuing Bank of an amount in respect of the Fronting Fee to the extent not already received, and

          (ii) payment shall be made thereafter to each Lender of its Applicable Percentage of the amount of the L/C commission received.

(3) If the Agent does not distribute a Lender's share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365. The Agent shall be entitled to withhold any Tax applicable to any such payment as required by Applicable Laws.

5.24 PAYMENT BY AGENT

     For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

(1) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

(2) if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Applicable Percentage of that amount which is the amount actually received by the Agent;

(3) if any Lender advances more or less than its Applicable Percentage of the Credit, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

(4) if a Lender's Applicable Percentage of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment

     (other than a payment of principal) by a Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Applicable Percentage of the Credit or such Lender's Commitment, as the case may be, has actually been outstanding;

(5) the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

(6) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

5.25 PROVISIONS RELATING TO SWINGLINE AVAILABILITY

(1) While Scotia Capital is the sole Lender making Advances under the Swingline Availability, its participation in Advances under the Credit which are not made under the Swingline Availability ("NON SWINGLINE ADVANCES") shall be reduced, and the participations of the other Lenders in such Non Swingline Advances shall be increased, and such participations may be adjusted from time to time, as determined by the Agent, so that each Lender's overall Applicable Percentage of the aggregate of all Advances under the Credit is, to the greatest extent practicable, as provided in Schedule E to this Agreement. For greater certainty, the aggregate of Advances outstanding under the Swingline Availability and Non Swingline Advances made by Scotia Capital shall not at any time exceed Scotia Capital's Commitment in respect of the Credit, and if it does, the Borrower shall repay Advances outstanding under the Swingline Availability in an amount to eliminate such excess as soon as possible and, in any event, immediately following notice thereof by the Agent.

(2) Notwithstanding that Advances under the Swingline Availability are from time to time made by Scotia Capital and Scotia Capital's participation in Non Swingline Advances is reduced, and the participation of the other Lenders in Non Swingline Advances is increased in accordance with Section 5.25(1), it is the intention of the parties that the ultimate credit risk and exposure of each Lender in respect of the Credit be in accordance with its Applicable Percentage of the entire amount of the Credit. Accordingly, upon the Obligations becoming due and payable under Section 8.2, each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by Scotia Capital under the Swingline Availability or assignments to Scotia Capital of Non Swingline Advances made by other Lenders as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on the Obligors. If any Lender fails to take the actions required by this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

(3) Subject to the provisions of Section 5.25(2) regarding the assignment of interests in Advances under the Swingline Availability in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Advances under the Swingline Availability to the extent that the provisions contemplate the participation by any Lender other than Scotia Capital in making Advances and receiving payments in respect of Advances under the Swingline Availability. All Advances under the Swingline Availability shall be made solely by Scotia Capital and records concerning such Advances shall be maintained solely by Scotia Capital. All payments of principal, interest, fees and other amounts relating to Advances under the Swingline Availability shall be made solely to Scotia Capital. Any notices by the Borrower in connection with the Swingline Availability shall be made to Scotia Capital. The parties hereto agree that notice and minimum amount requirements in respect of Advances shall not apply to Advances by way of overdraft under the Swingline Availability. Similarly, subject to any assignment of interests in Advances under the Swingline Availability in the event of acceleration of payment of the Obligations as contemplated in Section 5.25(2), references in this Agreement to the Lenders shall, in the context of the Swingline Availability, be interpreted as referring only to Scotia Capital. No Lender other than Scotia Capital shall have any right to receive payments in respect of Advances under the Swingline Availability or any obligations to make Advances under the Swingline Availability.

(4) Advances under the Swingline Availability are available by way of overdraft only. Upon presentation to Scotia Capital for payment of any cheque or other item drawn by the Borrower on any of its Canadian Dollar or U.S. Dollar current accounts at the Branch of Account which, when charged against the applicable account, creates or increases an overdraft in that account, Scotia Capital shall pay the cheque or other item provided that, after doing so, the aggregate amount of the overdrafts outstanding in such accounts of the Borrower do not exceed Cdn. $10,000,000 (which overdrafts shall, in the case of the Borrower's Canadian Dollar accounts, be deemed to be Prime Rate Advances, and, in the case of the Borrower's U.S. Dollar accounts, be deemed to be Base Rate Advances). The Borrower hereby requests and authorizes Scotia Capital to make such Prime Rate Advances and Base Rate Advances to cover such overdrafts, subject to the terms of this Agreement, and this standing authorization to the Agent shall be deemed for the purposes of this Agreement to constitute a request for an Advance in the form of Schedule A on each date such Advances are made by Scotia Capital to cover any such overdraft. All of the provisions applicable to Prime Rate Advances and Base Rate Advances under this Agreement shall apply to Advances under the Swingline Availability, respectively, other than minimum notice or minimum amount requirements.

5.26 PROHIBITED RATES OF INTEREST

     It is the intention of the parties to comply with applicable usury laws now or hereafter enacted. Accordingly, notwithstanding any other provisions of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by law or in an amount or at a rate that would result in the receipt by the

Lenders or the Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada). Where more than one such law is applicable to any Obligor, such Obligor shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws. If from any circumstances whatever, fulfilment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by any Applicable Law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Agent or the Lenders shall ever receive anything of value as interest or deemed interest under any Loan Document in an amount that would exceed the highest lawful rate of interest permitted by any Applicable Law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the Credit, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Credit, the amount exceeding the unpaid balance shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Obligors, the Agent and the Lenders shall, to the maximum extent permitted by Applicable Laws (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by Applicable Laws, or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Laws. For the purposes of the application of the Criminal Code (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1  REPRESENTATIONS AND WARRANTIES

     Each of the Obligors represents and warrants, with respect to itself and each other Obligor, to the Lenders as follows:

(1)  CORPORATE MATTERS

     (a) It is a duly incorporated, amalgamated or continued and validly existing corporation under its jurisdiction of incorporation and has the corporate power and authority to enter into and perform its obligations under each Loan Document to which it is or will be a party, to own or lease its Property and to carry on its business as conducted.

     (b) It is qualified to carry on business in all jurisdictions in which the Property owned or leased by it or the nature of the activities carried on by it makes such qualification necessary, except to the extent that the non-qualification would not and could not reasonably be expected to have a Material Adverse Effect.

     (c) It has all Permits required to own its Property and to carry on the business in which it is engaged and all such Permits are in good standing, except to the extent that the absence of Permits or lack of good standing of Permits would not and could not reasonably be expected to have a Material Adverse Effect.

     (d) The entering into and the performance by it of the Loan Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate or other action on its part, (ii) do not and will not violate its Constating Documents or any Applicable Law, (iii) do not and will not result in a breach of or constitute (with the giving of notice, the lapse of time or both) a default under or require a consent under any Material Permit or any Material Contract to which it is a party or by which it or its Property is bound, and (iv) do not and will not result in the creation of any Encumbrance on any of its Property and will not require it to create any Encumbrance on any of its Property and will not result in the forfeiture of any of its Property.

     (e) Its Constating Documents do not restrict the power of its directors, trustees or partners, as the case may be, to borrow money, to give financial assistance by way of loan, guarantee or otherwise, or to encumber any or all of its present and future Property to secure the Secured Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Loan Documents, the Other Secured Agreements and all other Permitted Obligations.

     (f) It is not in violation of any term of its Constating Documents and is not in violation of any Applicable Law, Material Contract or Material Permit, the violation of which would or could reasonably be expected to have a Material Adverse Effect.

(2)  LOAN DOCUMENTS, ETC.

     (a) The Loan Documents to which it is or will be a party have been or will be duly executed and delivered by it (or on its behalf) and, when executed and delivered, will constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights generally and to the fact that equitable remedies, including specific performance and injunctive relief, are discretionary and may not be ordered in respect of certain defaults.

     (b)  No Default has occurred and is continuing.

(3)  LITIGATION, FINANCIAL STATEMENTS AND OTHER MATTERS

     (a) There are no actions, suits, arbitration or administrative proceedings or industrial or labour disputes outstanding or, to its knowledge after having made reasonable inquiry, pending or threatened, against it which, in any such case, would or could reasonably be expected to have a Material Adverse Effect.

     (b) All of its historical financial statements which have been furnished to the Agent and the Lenders, or any of them, in connection with this Agreement are complete and fairly present the financial position of the applicable Person as of the dates referred to therein and have been prepared in accordance with GAAP on a consistent basis except that, in the case of quarterly financial statements, notes to the statements and normal year-end audit adjustments required by GAAP are not included.

     (c) As of the Closing Date it has no liabilities (contingent or other) or other obligations of the type required to be included in the consolidated financial statements of Anixter Inc. in accordance with GAAP which are not fully included in the audited financial statements of Anixter Inc. for its fiscal year ending December 2004 or in Anixter Inc.'s quarterly consolidated financial statements for its fiscal quarter ended 30 September 2005, other than liabilities and obligations incurred since the date of such statements in the ordinary course of business, none of which has a Material Adverse Effect, and the Obligations.

     (d) It is not in default under any of the Permitted Encumbrances to an extent that such defaults, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

     (e) From and after 30 September 2005, no event has occurred and no fact has become known to it that has or could reasonably be expected to have a Material Adverse Effect.

     (f)  It has no Debt that is not a Permitted Obligation.

     (g) The Obligations, the Guarantor Obligations and the Other Secured Obligations are Indebtedness which is permitted under the U.S. Credit Agreement and all public Debt of Anixter International Inc.

(4)  BUSINESS, PROPERTY, CAPITAL STOCK, MATERIAL CONTRACTS AND MATERIAL PERMITS

     (a) Schedule F fully and fairly describes, as of the Closing Date, the ownership of all of the issued and outstanding Capital Stock of the Borrower and of Capital Stock that is owned by the Borrower in other Persons, the locations of the Borrower's head office (and chief executive office, if different). Except as set out in Schedule F, the Borrower does not have any Subsidiaries, direct or indirect, is not a partner in any partnership (general or limited) and is not a co-venturer in any joint venture, as of the date hereof.

     (b) It owns or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the operation of its business, to its knowledge without conflict with the rights of any other Person.

     (c) It maintains appropriate insurance coverage, including, business interruption insurance, that satisfies the covenants and conditions of the U.S. Credit Agreement concerning insurance coverage.

     (d) Each Material Contract to which any Obligor is a party is in full force and effect and no material breach by any party thereto of any of the terms or conditions thereof has occurred and is continuing, there have been no events that are continuing which, but for giving notice, lapse of time or any other condition subsequent, would constitute a default of a material obligation thereunder or would allow the termination of such Material Contract or the imposition of any material sanction on any party to such Material Contract of which it is aware and no party to such Material Contract has any set-off or counterclaim against it relating to or affecting such Material Contract of which it is aware.

     (e) No Material Contract is the subject of any Encumbrances other than Permitted Encumbrances.

     (f) It has good title to all personal or moveable Property and good and marketable title to all real or immoveable Property or leasehold interests therein owned or leased by it, free and clear from any Encumbrance, other than any Permitted Encumbrances, and no Person has any agreement with it or right to acquire an interest in any such Property.

     (g) Each Material Permit to which any Obligor is party or of which any Obligor has the benefit is in full force and effect, without further amendment thereto, and no further or other Permit is required for any Obligor to carry on its business as conducted, except to the extent that a failure to maintain, comply with, or to have, the same would not or could not reasonably be expected to have a Material Adverse Effect.

     (h) None of the Obligors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

     (i) The complete and accurate organizational structure of the Obligors is set forth on Schedule H.

(5)  ENVIRONMENTAL MATTERS

     (a) (i) It and all of its respective Property and operations are in full compliance in all respects with all Environmental Laws, (ii) it is not aware of, nor has it received notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of it in all respects with all Environmental Laws, and

          (iii) it has obtained all Permits which are currently required under all Environmental Laws and is in full compliance with the provisions of such Permits, in each case except to the extent that the non-compliance would not or could not reasonably be expected to have a Material Adverse Effect.

     (b) None of the Obligors is aware that any Hazardous Materials exist on, about or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties or assets forming any part of its respective Property other than in material accordance and compliance with all Environmental Laws, except to the extent that the non-compliance would not or could not reasonably be expected to have a Material Adverse Effect.

     (c) The use which each Obligor has made and intends to make of its Property will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Materials on, in or from any such properties except in material accordance and compliance with all Environmental Laws, except to the extent that the non-compliance would not or could not reasonably be expected to have a Material Adverse Effect.

     (d) There is no action, suit or proceeding, or, to its knowledge, investigation, or inquiry, before any Governmental Authority pending or, to its knowledge, threatened against any Obligor relating in any way to any Environmental Law that would or could reasonably be expected to have a Material Adverse Effect.

     (e) No Obligor has (i) incurred any current and outstanding liability for any clean-up or remedial action under any Environmental Law in respect to both current and past operations, events, activities, practices, incidents or the condition or use of any properties or assets owned currently or in the past, (ii) received any outstanding written request for information (other than information to be provided in the normal course in connection with applications for Permits) by any Person under any Environmental Law with respect to the condition, use or operation of its respective Property, or (iii) received any outstanding written notice or claim under any Environmental Law or relating to the presence of Hazardous Material on or originating from its respective Property and operations or from other Persons with respect to any material violation of or liability under any Environmental Law or relating to the presence of Hazardous Material on or originating from its respective Property and operations; that, in any such case, would or could reasonably be expected to have a Material Adverse Effect.

(6)  TAXES AND WITHHOLDINGS

     (a) It has duly filed on a timely basis all tax returns, elections and reports required by Applicable Law to be filed by it (if the failure to do so would have a Material Adverse Effect) and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, unless being contested in good faith by appropriate proceedings and for which it has recorded the liability in accordance with GAAP.

     (b) It has (i) withheld from each payment made to any of its past or present employees, officers, directors, trustees, agents and/or beneficiaries, as the case may be, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required by Applicable Law to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any Applicable Law, unless being contested in good faith by appropriate proceedings, and (ii) collected and remitted to the appropriate tax authority when required by Applicable Law to do so all material amounts collectible and remittable in respect of goods and services tax and similar Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $1,000,000 or the equivalent thereof in another currency).

(7)  PENSION AND WELFARE PLANS

     (a) During the twelve consecutive month period before the date of this Agreement and before the date of any Advance hereunder (i) no steps have been taken to terminate or wind-up any Pension Plan (wholly or in part), which could reasonably be expected to result in the Borrower making contributions (including special payments) to the Pension Plan in any twelve month period in excess of 115% of the contributions that were scheduled to be made in the prior twelve consecutive month period, (ii) no failure to remit a contribution in accordance with the terms of any Pension Plan or pension benefits legislation has occurred with respect to any Pension Plan sufficient to give rise to a deemed trust, lien or charge under any pension benefits legislation of any jurisdiction that, individually or in the aggregate would or could reasonably be expected to have a Material Adverse Effect, (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any fines or penalties which would or could reasonably be expected to have a Material Adverse Effect, and
          (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, the Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan that, individually or in the aggregate would or could reasonably be expected to have a Material Adverse Effect.

     (b) Each Pension Plan is and has been established, registered, funded, invested and administered in compliance with its terms and all Applicable Laws and (i) all contributions or premiums (including employee contributions or premiums made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agent in accordance with all Applicable Laws and the terms of each Pension Plan or Welfare Plan have been made in accordance with all Applicable Laws and the terms of each Pension Plan or Welfare Plan, (ii) there have, to its knowledge after having made reasonable inquiry, been no withdrawals, applications, payments or transfers of assets from any Pension Plan or Welfare Plan or the trusts or other funding media relating thereto which have not been made or done in accordance with all Applicable Laws, (iii) as at the date of the most recent actuarial report filed with respect to the Pension Plan, all liabilities under each Pension Plan that is a registered pension plan were fully funded in accordance with Applicable Law, on a going concern and solvency basis, in accordance with the terms of the respective Pension Plans, the requirements of all Applicable Laws and applicable regulatory authorities using the methods and assumptions set out in such report, and (iv) to its knowledge, no event has occurred and no condition exists with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any Applicable Law or being placed under the administration of any relevant pension benefits regulatory authority or the Borrower being required to pay any taxes or penalties under any Applicable Law, except for any exceptions to clauses (i) through (iv) above that, individually or in the aggregate, would not and could not reasonably be expected to have a Material Adverse Effect.

(8)  CUMULATIVE MATERIAL ADVERSE EFFECT

     There has not been any one or more breaches, defaults or instances of non-compliance with the foregoing representations and warranties (assuming none of such representations and warranties were qualified by "materiality" or the concept of Material Adverse Effect) such that the cumulative effect of all such breaches, defaults, or non-compliance would or could reasonably be expected to have a Material Adverse Effect.

6.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Loan Documents, and unless expressly stated to be made as of a specific date, shall be deemed to be repeated and made as of the date of each Advance (including any deemed Advance) and as of the date of delivery of each Compliance Certificate with the same force and effect as if made on and as of each such date, subject to modifications communicated by the Borrower to the Lenders in writing and accepted by the Required Lenders. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credit hereunder.

                                    ARTICLE 7
                                    COVENANTS

7.1  FINANCIAL COVENANTS OF THE BORROWER

     The Borrower shall at all times maintain a Total Leverage Ratio of not greater than 3.50 to 1.00. The Total Leverage Ratio shall be calculated on a rolling four quarter basis, based on the most recently completed four fiscal quarters of the Borrower.

7.2  POSITIVE COVENANTS

     During the term of this Agreement, each Obligor shall perform the covenants specified below:

(1)  PAYMENTS AND OPERATION OF BUSINESS

     (a) It shall duly and punctually pay and perform its indebtedness, liabilities and obligations hereunder and under the other Loan Documents at the times and places and in the manner required by the terms hereof and thereof.

     (b) It shall (i) maintain its corporate existence as at the date of this Agreement, and (ii) operate and carry on and conduct its business and affairs in compliance in all material respects with all applicable Material Contracts and Material Permits, except to the extent that a failure to do so would not, or could not reasonably be expected to, have a Material Adverse Effect.

     (c) It shall operate its business in a prudent manner and in compliance in all material respects with all Applicable Laws except to the extent that a failure to do so would not, or could not reasonably be expected to, have a Material Adverse Effect.

     (d) It shall maintain in good standing and shall obtain, as and when required, all Permits and Contracts which may be necessary to permit it to acquire, own, operate and maintain its business and Property, observe and perform all the obligations imposed upon it under or in connection therewith, take any and all commercially reasonable actions necessary to preserve its rights thereunder except to the extent that a failure to do so would not and could not reasonably be expected to have a Material Adverse Effect.

     (e) It shall maintain in good standing in all material respects all Material Contracts and Material Permits (other than any Material Permit or Material Permit, the loss of which would not, individually or in the aggregate, have a Material Adverse Effect), observe and perform in all material respects all the obligations imposed upon it under or in connection therewith, take any and all commercially reasonable actions necessary to preserve in all material respects its rights thereunder and cooperate with the Agent to the fullest extent possible in pursuing any claim it may have under or in respect thereof.

(2)  INSPECTION

     It shall upon reasonable notice and at reasonable times, permit representatives of or consultants to the Agent, during regular business hours, to inspect any of its Property, conduct environmental site assessments and/or compliance audits, examine and report on all insurance maintained by or on behalf of each Obligor and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors. Each such visitation and inspection made by or on behalf to the Agent shall be at the Borrower's expense. Any visitation and inspection made by any Lender shall be at such Lender's own expense.

(3)  INSURANCE

     Each Obligor shall maintain or cause to be maintained insurance on its Property that satisfies the covenants and conditions of the U.S. Credit Agreement concerning insurance coverage from time to time. Whenever reasonably requested in writing by the Agent, it shall cause certificates evidencing such policies of insurance, and such other material which is required to be provided under the U.S. Credit Agreement from time to time relating thereto, to be made available to the Agent.

(4)  TAXES AND WITHHOLDINGS

     (a) It shall pay all Taxes as they become due and payable unless they are being contested in good faith by appropriate proceedings.

     (b) It shall withhold from each payment made to any of its past or present employees, officers, directors, partners and trustees, and to any non-resident of Canada, the amount of all Taxes and other deductions required by Applicable Laws to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any Applicable Law.

     (c) It shall collect from all Persons the amount of all Taxes required by any Applicable Law to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any Applicable Law.

(5)  OTHER MATTERS

     Without limiting any other provision of this Agreement, it shall remove, clean up or otherwise remedy all matters which are the subject of any written order or notice of inquiry, investigation, complaint, allegation or claim pertaining to or under Environmental Laws or Permits to the extent required under applicable Environmental Laws which, if not remediated, would or could reasonably be expected to have a Material Adverse Effect.

7.3  REPORTING AND NOTICE REQUIREMENTS

     During the term of this Agreement, the Borrower shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given. All financial statements and other reports shall be in a form satisfactory to the Lenders acting reasonably and all financial statements shall be prepared in accordance with GAAP applied on a consistent basis.

(1)  PERIODIC FINANCIAL REPORTS

     (a) The Borrower shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (excluding the fourth fiscal quarter), cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders), its interim unaudited consolidated financial statements as at the end of such quarter.

     (b) The Borrower shall, as soon as practicable and in any event within 120 days after the end of each of its fiscal years, prepare and deliver to the Agent (with sufficient copies for each of the Lenders) its unaudited consolidated annual financial statements.

     (c) The Borrower shall, concurrently with the delivery of its quarterly financial statements and annual financial statements, provide the Agent (with sufficient copies for each of the Lenders) with a Compliance Certificate.

     (d) Anixter Inc. shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (excluding the fourth fiscal quarter), cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders), its interim unaudited consolidated financial statements as at the end of such quarter.

     (e) Anixter Inc. shall, as soon as practicable and in any event within 120 days after the end of each of its fiscal years, prepare and deliver to the Agent (with sufficient copies for each of the Lenders) its unaudited consolidated annual financial statements.

     (f) Anixter Inc. shall, concurrently with the delivery of its quarterly financial statements and annual financial statements, provide the Agent (with sufficient copies for each of the Lenders) with a Compliance Certificate.

     (g) Anixter Inc. shall, on a timely basis, provide the Agent (with sufficient copies for each of the Lenders), copies of all financial statements, reports and notices, if any, sent or made available generally by any Obligor to the holders of its publicly-held securities, if any, or filed with the Securities and Exchange Commission concerning developments in the business of any Obligor that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (h) The Obligors shall promptly provide the Agent with all other information, reports and certificates reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Borrower and each other Obligor, it being understood and agreed that the Agent and the Lenders shall treat all non-public information as confidential.

(2)  REQUIREMENTS FOR NOTICE

     (a) Each Obligor shall promptly after it becomes aware thereof, notify the Agent of any Default, or of any material breach of any material obligation or material default (whether it is its own default or a default by any other party) under any Material Contract to which it is a party or Material Permit, or of any termination or cancellation of a Material Contract (other than at the expiry of its term), or of any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be a material default under or would otherwise allow the termination of any Material Contract or Material Permit or the imposition of any material sanction on any party to a Material Contract or Material Permit, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof.

     (b) Each Obligor shall promptly notify the Agent on becoming aware of the occurrence of any action, suit, dispute, arbitration, proceeding, labour or industrial dispute or other circumstance affecting it, the result of which if determined adversely would or could reasonably be expected to have a Material Adverse Effect, and shall from time to time provide the Agent with all reasonable information requested by any of the Lenders concerning the status thereof.

     (c) Each Obligor shall promptly notify the Agent in writing upon the occurrence of any of the following events which, in each case or together, could reasonably be expected to result in a Material Adverse
          Effect:

          (i) knowledge that any of Property of Anixter Inc. or of any Subsidiary of Anixter Inc. is subject to an Environmental Lien; or

          (ii) knowledge that Anixter Inc. or any Subsidiary of Anixter Inc. is subject to a condition which could reasonably be expected to result in (A) a notice of violation of any Environmental Law, or
               (B) any liabilities or costs with respect to any Release or threatened Release of any Hazardous Materials into the environment.

     (d) The Borrower shall provide notice to the Agent and copies of all relevant documentation promptly upon becoming aware of (i) the institution of any steps by the Borrower or any applicable regulatory authority to terminate or wind-up any Pension Plan (wholly or in part) which could reasonably be expected to result in the Borrower making contributions (including special payments) to the Pension Plan in any twelve month period in excess of 115% of the contributions that were scheduled to be made in the prior twelve consecutive month period, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a deemed trust, lien or charge under any pension benefits legislation of any jurisdiction that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect, (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond or other security to such Pension Plan or any applicable regulatory authority that, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect, (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any fines or penalties which could reasonably be expected to have a Material Adverse Effect, (v) the occurrence of any breach of any statutory fiduciary obligation with respect to the administration of any Pension Plan, Welfare Plan or any related funding medium which has or could reasonably be expected to have a Material Adverse Effect, (vi) the occurrence of any event which results or could reasonably be expected to result in any qualification for special tax status for any Pension Plan or Welfare Plan under any Applicable Law being revoked or refused, or (vii) any annual increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit as at December 31 of a calendar year in excess of 115% of the contingent liability for the preceding December 31.

7.4  NEGATIVE COVENANTS

     During the term of this Agreement, none of the Obligors shall, or shall cause or permit any other Obligor, to do any of the things specified in this Section without the prior written consent of the Required Lenders or the Lenders, as the case may be.

(1)  DEBT AND ENCUMBRANCES

     None of the Obligors shall:

     (a) create, incur, assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property other than Permitted Encumbrances;

     (b) create, incur, assume or permit any debts, liabilities or obligations of any kind (including contingent liabilities) to remain outstanding, other than Permitted Obligations; or

     (c) create, incur, assume or permit the existence of any Permitted Obligations which rank senior to the Obligations, the Other Secured Obligations or the Guarantor Obligations, except to the extent permitted under the U.S. Credit Agreement, as U.S. Credit Agreement may be amended from time to time in accordance with a Scotia Approved Amendment (which, for greater certainty, includes Receivable Securitization Transactions).

(2)  FINANCIAL ASSISTANCE AND OTHER FINANCIAL TRANSACTIONS

     None of the Obligors shall:

     (a) create or become or be liable with respect to any Accommodation Obligation except to the extent permitted under the U.S. Credit Agreement, as the U.S. Credit Agreement is amended by any Scotia Approved Amendment;

     (b) enter into or cause to be entered into Swap Transactions (including Currency Agreements and Interest Rate Agreements) except to the extent permitted under the U.S. Credit Agreement, as the U.S. Credit Agreement is amended by any Scotia Approved Amendment;

     (c) make any Restricted Payment except to the extent that it may do so in compliance with the U.S. Credit Agreement, as amended by any Scotia Approved Amendment;

     (d) other than transactions between or among the Obligors, enter into any transaction of any kind with any Affiliate or Related Party, or Person in respect of which it is a Related Party, except (i) on a commercially reasonable basis as if it were dealing with such Person on the Arm's Length basis, or (ii) if otherwise permitted under the U.S. Credit Agreement, as the U.S. Credit Agreement is amended by any Scotia Approved Amendment; or

     (e) use the proceeds of any Advance in any way that will violate Regulations U or X of the Board of Governors of the Federal Reserve System.

(3)  BUSINESS AND PROPERTY

     None of the Obligors shall:

     (a) effect any change in, or carry on, any business other than the business carried on by it at the date of this Agreement;

     (b) make any Investments except to the extent that it may do so in compliance with Section 7.03 of the U.S. Credit Agreement, as such
          Section is as amended from time to time in relation to the Guarantors, and as such Section exists at the date of this Agreement in relation to the Borrower; or

     (c) permit any sale, lease or other disposition of the whole or any part of its Property or any rights or interest therein (including any sale and lease-back arrangement) other than a sale or other disposition which is permitted under Section 7.02 of the U.S. Credit Agreement, as such Section is amended by any Scotia Approved Amendment.

(4)  CORPORATE MATTERS

     None of the Obligors shall

     (a) except to the extent it may do so in compliance with the U.S. Credit Agreement, as any relevant provision of the U.S. Credit Agreement is amended by any Scotia Approved Amendment, consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing Constating Documents or its capital structure, liquidate, wind up or dissolve itself, or permit any liquidation, winding up or dissolution (collectively, "FUNDAMENTAL CHANGES") except for fundamental changes involving solely two or more Obligors if prior notice has been given to the Agent and each Obligor has taken all steps reasonably required by the Lenders to ensure that the Lenders' rights and interests (including under all Security) are not adversely affected by any such fundamental change including delivery of other security documents granting Encumbrances on the Property of the Obligors if necessary to ensure that the interests of the Secured Parties are not structurally subordinated; or

     (b)  change its fiscal year end.

                                    ARTICLE 8
                                     DEFAULT

8.1  EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

     (a) the Borrower fails to pay, whether by acceleration or otherwise, any amount of principal (including any amount relating to a Banker's Acceptance or L/C) when due; or

     (b) the Borrower fails to pay any amount of interest, fees, commissions or other Obligations (other than amounts on account of principal) when due, and such failure continues for three Business Days after the date of such default; or

     (c)  there occurs a breach of the financial covenant in Section 7.1; or

     (d) there occurs a breach of any of the negative covenants in Section 7.4,; or

     (e) any Obligor makes any representation or warranty in any Loan Document, or in any written statement or certificate made or delivered pursuant to this Agreement which is incorrect, incomplete or misleading in any material respect when made or deemed to be made; or

     (f) Anixter Inc., Anixter International Inc. or the Borrower ceases or threatens to cease to carry on its business; or

     (g) any Obligor defaults under one or more agreements or instruments relating to its Debt or any Swap Transactions or permits any other event to occur and to continue without being waived or cured after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit the acceleration of, the date on which Debt (or Swap Transactions) in an aggregate amount of U.S. $25,000,000 (or the equivalent thereof in any other currency) or more becomes due (whether or not such acceleration actually occurs) or a Obligor fails to pay any Debt in an aggregate principal amount of U.S. $25,000,000 (or the equivalent thereof in any other currency) when due; or

     (h) any Obligor having assets in excess of U.S. $25,000,000 (or the equivalent thereof in any other currency) (i) admits its inability to pay its debts generally, is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due, fails to pay its debts generally, acknowledges its insolvency in writing or becomes a bankrupt (voluntarily or involuntarily), or (ii) becomes subject to any proceeding seeking court protection, examinership, administration, reorganization by way of scheme of arrangement or otherwise, liquidation, dissolution, arrangement, winding-up, relief of debtors or from creditors or the appointment of a receiver or trustee over any material part of its Property or analogous proceeding in any jurisdiction or becomes subject to any judgment or order which has or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any material part of its Property, and such proceeding, if instituted against any such Person or Persons, or such judgment or order, is not contested diligently, in good faith and on a timely basis and vacated, dismissed, withdrawn or stayed within 20 days of its commencement or issuance; or

     (i) any Obligor denies, to any extent, its obligations under any Loan Document or claims any Loan Document to be invalid or withdrawn in whole or in part; or

     (j) this Agreement, any of the Security, the Fee Letter or any other material Loan Document is invalidated in any material respect by any act, regulation or governmental action or is determined to be invalid in any material respect by a court or other judicial entity and such determination has not been stayed pending appeal and such circumstances remain unremedied for a period of ten Business Days following notice thereof by the Agent, on behalf of the Secured Parties, to the Borrower; or

     (k) one or more final judgments, writs of execution, garnishments or attachments or similar processes representing claims in an aggregate of U.S. $25,000,000 (or the equivalent thereof in any other currency) or more for all of the Obligors at any time are issued or levied against any of their Property and are not released, bonded, satisfied, discharged, vacated, stayed or accepted for payment by an insurer within 20 days after their entry, commencement or levy; or

     (l) one or more Encumbrancer and/or landlord exercising distraint or similar rights in relation to the Debt or other obligations in an amount which, in the aggregate exceeds U.S. $25,000,000 (or the equivalent thereof in any other currency), takes possession of all or, in the aggregate, a material portion of the Property of the Obligors taken as a whole by appointment of a receiver or receiver and manager, by seizure, repossession or distraint, or otherwise; or

     (m) there is a breach of any covenant, condition or other provision of any Loan Document (other than a breach which is specifically dealt with elsewhere in this Section 8.1), by any party thereto other than the Agent or the Secured Parties, and such breach, if capable of being remedied, is not corrected or otherwise remedied within 15 days after the Agent, for and on behalf of the Secured Parties, gives written notice thereof to the Borrower; or

     (n) the Borrower ceases to be directly or indirectly wholly-owned by Anixter Inc.; or

     (o) the occurrence of any Event of Default (as such term is defined in the U.S. Credit Agreement as amended from time to time in accordance with a Scotia Approved Amendment).

8.2  ACCELERATION AND TERMINATION OF RIGHTS, PRE-ACCELERATION RIGHTS

(1) If any Event of Default occurs, no Lender shall be under any further obligation to make Advances and the Required Lenders may instruct the Agent to give notice to the Borrower (a) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (b) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (c) demanding that the Borrower deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full face amount at maturity of all L/Cs and Banker's Acceptances then outstanding for its account.

(2) Notwithstanding the preceding paragraph, if any Obligor having assets in excess of U.S. $25,000,000 (or the equivalent thereof in any other currency) becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, dissolution, arrangement, winding-up, relief of debtors or from creditors or the appointment of a receiver or trustee over any material part of its Property or analogous proceeding in any jurisdiction, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or any Lender, and without presentment, demand or protest, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full face amount at maturity of all L/Cs and Banker's Acceptances then outstanding for its account

8.3  PAYMENT OF L/CS, ETC.

(1) Immediately upon any Obligations becoming due and payable under Section 8.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the benefit of, as applicable, the Issuing Bank and each other applicable Lender Collateral equal to the full face amount at maturity of all L/Cs and Banker's Acceptances then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs and to pay such Banker's Acceptances, notwithstanding that such Banker's Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such a demand in respect of Banker's Acceptances and L/Cs shall be applied against, and shall reduce, pro rata among the Lenders, to the extent of the amounts paid to the Agent in respect of Banker's Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Banker's Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

(2) The Borrower shall be entitled to receive interest on cash held by the Agent as Collateral in accordance with Section 10.10.

8.4  REMEDIES

     Upon the occurrence of any event by which any of the Obligations become due and payable under Section 8.2, the Security shall become immediately enforceable and the Required Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders and in compliance with Applicable Laws as the Required Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Obligors.

8.5  SAVING

     Neither the Agent nor any Lender shall be under any obligation to any Obligor or any other Person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. None of the Agent or any Lender shall be responsible or liable to any Obligor or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that the Agent and each Lender may be responsible or liable for any loss or damage arising from its wilful misconduct or gross negligence.

8.6  PERFORM OBLIGATIONS

     If an Event of Default has occurred and is continuing and any Obligor has failed to perform any of its covenants or agreements in the Loan Documents, the Required Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Required Lenders without thereby waiving any rights to enforce the Loan Documents. The reasonable expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

8.7  THIRD PARTIES

     No Person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

8.8  REMEDIES CUMULATIVE

     The rights and remedies of the Lenders under the Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by Applicable Laws. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach. Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

                                    ARTICLE 9
                            THE AGENT AND THE LENDERS

9.1  AUTHORIZATION OF AGENT

(1) Without limiting Section 7.1 of the Provisions, each Secured Party irrevocably designates and appoints the Agent for the purpose of holding and realizing on the Security in accordance with and subject to the terms hereof and the terms of the other Loan Documents, and authorizes the Agent to take such action and to exercise such rights, powers and discretions as are expressly granted to it under this Agreement and the other Loan Documents and on the terms hereof or thereof together with such other rights, powers and discretions as are reasonably incidental thereto. The Agent may perform any of its duties hereunder or thereunder by or through its agents, officers or employees, its Affiliates or its Affiliates' agents, officers or employees.

(2) Without limiting the foregoing, each of the Secured Parties hereby grants to the Agent a power of attorney, (a) for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and (b) for the right to delegate its authority as attorney under item (a) above to any other Person, whether or not an officer or employee of the Agent. The Agent hereby accepts each such appointment. Each such appointment may only be terminated as expressly provided in this Agreement.

9.2  ADMINISTRATION OF THE CREDIT

(1) Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

     (a) take delivery of each Lender's Applicable Percentage of an Advance and make all Advances hereunder in accordance with the procedures set forth in Sections 5.7 and 5.11;

     (b) use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

     (c) make all payments to the Lenders in accordance with the provisions hereof;

     (d)  hold the Security on behalf of the Secured Parties;

     (e) hold all legal documents relating to the Credit, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable by the Borrower to the Agent in its capacity as Agent or arranger hereunder or under the Fee Letter, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof or information contained therein as such Lender may reasonably require from time to time at the Lender's expense; and

     (f) except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by any Obligor to the Agent on behalf of the Lenders pursuant to this Agreement, including copies of financial reports and certificates which are to be furnished to the Agent.

(2) The Agent may take the following actions only with the prior consent of the Required Lenders, unless otherwise specified in this Agreement:

     (a) subject to Section 9.2(3), exercise any and all rights of approval conferred upon the Lenders by this Agreement;

     (b) give written notice to any Obligor in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Required Lenders, except that the Agent shall, without direction from the

          Lenders, immediately give the Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Required Lenders, in which case the Agent shall promptly request that direction;

     (c) amend, modify or waive any of the terms of this Agreement, including waiver of a Default, if such action is not otherwise provided for in
          Section 9.2(3);

     (d) declare an Event of Default or take, or cause to be taken by the Agent, action to enforce performance of the Obligations and to realize upon the Security, including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and the taking of foreclosure proceedings and/or the pursuit of any other legal remedy necessary;

     (e)  decide to accelerate the amounts outstanding under the Credit; and

     (f) pay, or instruct the Agent to pay, insurance premiums, Taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

(3) The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

     (a) amend, modify, discharge, terminate or waive any of the terms of this Agreement or the Security if such amendment, modification, discharge, termination or waiver would increase the amount of the Credit, amend the purpose of the Credit, reduce the interest rates and similar charges applicable to the Credit, reduce the fees payable with respect to the Credit, extend any date fixed for payment of principal, interest or any other amount relating to the Credit or extend the term of the Credit;

     (b)  amend the definition of "Required Lenders" or this Section 9.2(3); and

     (c)  subject to Section 9.2(4), discharge any Security.

     For greater certainty, no Lender's Commitment or Applicable Percentage may be amended without the consent of that Lender. In addition, no amendment, modification or waiver affecting the rights or obligations of the Agent or Issuing Bank may be made without their respective consent.

(4) Notwithstanding Sections 9.2(2) and 9.2(3) the Agent may, without the consent of the Lenders (but with the consent of the Borrower), make, or cause to be made, amendments to the Loan Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action. The Agent may also discharge, or authorize and direct or otherwise cause to be discharged, any Security to the extent necessary to allow any Obligor to complete any sale or other disposition of Property permitted by this Agreement (including pursuant to any consent, waiver or other decision by, as applicable, the Lenders or the Required Lenders).

(5) As between the Obligors, on the one hand, and the Agent and the Lenders, on the other hand:

     (a) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Required Lenders shall be binding on each of the Lenders, and none of the Obligors shall be required to ascertain or confirm the authority of the Agent in delivering such documents;

     (b) all certificates, statements, notices and other documents which are delivered by any Obligor to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders; and

     (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

(6) Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, Taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

(7) To the extent that any Obligor or any Affiliate of an Obligor becomes a Lender, such Lender shall not be permitted to vote on or consent to any matter under this Agreement on or to which a Lender may vote or consent and the Commitment of such Lender shall be deemed not to be outstanding for the purposes of determining whether a specified majority has been achieved.

(8) all actions taken and consents and approvals given by the Agent shall be valid and binding on all Secured Parties, and will be deemed to be consented to by the Secured Parties, if taken or given by the Agent in accordance with the terms (including requisite levels of approval) of this Agreement, and the Agent shall be fully protected in taking such actions and granting consents and approvals.

9.3  ACKNOWLEDGEMENTS, REPRESENTATIONS AND COVENANTS OF LENDERS

(1) Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any Applicable Law and has not violated its charter, constating documents or any applicable legislation by so doing.

(2) Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credit in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

(3) Each Lender acknowledges and agrees that its obligation to advance its Applicable Percentage of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

(4) Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

9.4  PROVISIONS OPERATIVE BETWEEN LENDERS AND AGENT ONLY

     Except for the provisions of Sections 9.2(5), 9.3(1), 9.3(3) and this
Section 9.4, the provisions of this Article 9 relating to the rights and obligations of the Lenders or the Secured Parties, as the case may be, and the Agent inter se shall be operative as between the Lenders or the Secured Parties, as the case may be, and the Agent only, and no Obligor shall have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1 ACCOUNTING TERMS

     Subject to the last paragraph of Section 7.3(1), wherever in this Agreement reference is made to GAAP or to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to GAAP as at the date on which such calculation or action is made or taken or required to be made or taken in accordance with GAAP, in each case applied on a consistent basis.

10.2 DEFINED TERMS

     All terms used in any of the Loan Documents (other than this Agreement) which are defined in this Agreement shall have the meanings defined herein unless otherwise defined in the other Loan Document.

10.3 SEVERABILITY

     Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

10.4 AMENDMENT, SUPPLEMENT OR WAIVER

     No amendment, supplement or waiver of any provision of the Loan Documents, nor any consent to any departure by an Obligor therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Required Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition, any amendment or supplement shall require the written consent of the other parties to the Loan Document in question. No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by an Obligor of any provision of the Loan Documents or the rights resulting therefrom.

10.5 GOVERNING LAW

     The Province referred to in Sections 11(a) and (b) of the Provisions is the Province of Ontario. The law governing this Agreement shall also govern each of the other Loan Documents, except for those that expressly provide otherwise.

10.6 THIS AGREEMENT TO GOVERN

     In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions of this Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

10.7 PERMITTED ENCUMBRANCES

     The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Agent or the Lenders that the Encumbrance shall have priority over the Security.

10.8 CURRENCY

(1) All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

(2) Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in one currency of an amount expressed in another currency, the calculation shall be made on the basis of the Exchange Rate, at the effective date of the calculation.

10.9 LIABILITY OF LENDERS

     The liability of the Lenders in respect of all matters relating to this Agreement and the other Loan Documents is several and not joint or joint and several. Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Applicable Percentages of any Advance that is requested, and, in the aggregate, to their respective Applicable Percentages of the total amounts of the Credit.

10.10 INTEREST ON MISCELLANEOUS AMOUNTS

(1) If the Borrower fails to pay any amount payable hereunder on the due date (including principal, interest thereon, interest upon interest or any other amount on which interest is payable as otherwise provided in this Agreement), the Borrower shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to, in the case of amounts payable in Cdn. Dollars, the sum of the Prime Rate plus 2.0% per annum, and, in the case of amounts payable in U.S. Dollars, the sum of the Base Rate plus 2% per annum, in each case compounded monthly.

(2) If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Agent, Lender or Lenders, as applicable, holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lender or Agent from time to time for deposits in the relevant currency of comparable size and term.

10.11 JUDGMENT CURRENCY

     In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "JUDGMENT CURRENCY") other than the currency payable hereunder or thereunder (the "AGREED CURRENCY"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (a) the exchange rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (b) the exchange rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Obligors hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

10.12 ADDRESS FOR NOTICE

     As of the date of this Agreement, the addresses and telecopier numbers of the Borrower and the Lenders contemplated in Section 8(a) of the Provisions are as specified beside their respective signatures to this Agreement. Notices to the other Obligors shall be sent in care of the Borrower.

10.13 TIME OF THE ESSENCE

     Time shall be of the essence in this Agreement.

10.14 FURTHER ASSURANCES

     Each Obligor shall, at its expense, at the request of the Agent acting on the instructions of the Required Lenders, do all such further acts and execute and deliver all such further documents, agreements, certificates and instruments as may, in the reasonable opinion of the Required Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Loan Documents.

10.15 TERM OF AGREEMENT

     Except as otherwise provided herein, this Agreement shall remain in full force and effect until the indefeasible payment and performance in full in cash of all of the Obligations and Guarantor Obligations and the termination of the Commitments. The obligations of the Obligors in Sections 3.1, 3.2 and 9 of the Provisions and of the Lenders in Section 7.5 of the Provisions shall continue for the benefit of those to whom the obligations are owed notwithstanding the termination of this Agreement or the termination of any particular Person's role as Obligor, Administrative Agent or Lender.

10.16 PAYMENTS ON BUSINESS DAY

     Whenever any payment or performance under the Loan Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

10.17 WHOLE AGREEMENT

     Except in relation to matters contemplated by the other Loan Documents, this Agreement constitutes the whole and entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancels and supersedes any prior agreements, undertakings, declarations, commitments or representations, written or verbal, in respect thereof.

10.18 ENGLISH LANGUAGE

     The Loan Documents have been negotiated in English and will be or have been executed in the English language. Les soussigne ont expressement demande que ce document soit redige en langue anglaise. All paper writings given or delivered pursuant to this Agreement and the other Loan Documents shall, if requested by the Agent, be in the English language or, if not, shall be accompanied by a certified English translation thereof. The English language version of any document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

10.19 SENIOR INDEBTEDNESS

     The obligations of the Obligors under the Loan Documents constitute "senior indebtedness" for all purposes.

10.20 DATE OF AGREEMENT

     This Agreement may be referred to as being dated 18 November 2005 or as of 18 November 2005, notwithstanding the actual date of execution.

                                     * * * *

                            [SIGNATURE PAGES FOLLOW]

                                      -S1-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      THE BANK OF NOVA SCOTIA, as Agent

THE BANK OF NOVA SCOTIA, as Agent
Scotia Capital                          By:
Corporate Banking - Loan Syndications       ------------------------------------
62nd Floor                                  E. W. Read
Scotia Plaza                                Director
40 King Street West
Toronto, Ontario M5W 2X6
                                        By:
ATTENTION: UNIT HEAD                        ------------------------------------
                                            A. Kotsidis
Facsimile: (416) 866-3329                   Associate Director

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S2-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      ANIXTER CANADA INC.

ANIXTER CANADA INC.
c/o Anixter Inc.                        By:
2301 Patriot Boulevard                      ------------------------------------
Glenview, IL 60026                      Name:
                                              ----------------------------------
ATTENTION: MR. ROD SHOEMAKER            Title:
                                               ---------------------------------
Facsimile: (224) 521-8990

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S3-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      ANIXTER INC.

ANIXTER INC.
2301 Patriot Boulevard                  By:
Glenview, IL 60026                          ------------------------------------
                                        Name:
ATTENTION: MR. ROD SHOEMAKER                  ----------------------------------
                                        Title:
Facsimile: (224) 521-8990                      ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S4-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      ANIXTER INTERNATIONAL INC.

ANIXTER INTERNATIONAL INC.
c/o Anixter Inc.                        By:
2301 Patriot Boulevard                      ------------------------------------
Glenview, IL 60026                      Name:
                                              ----------------------------------
ATTENTION: MR. ROD SHOEMAKER            Title:
                                               ---------------------------------
Facsimile: (224) 521-8990

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S5-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      ANIXTER-REAL ESTATE INC.

ANIXTER-REAL ESTATE INC.
c/o Anixter Inc.                        By:
2301 Patriot Boulevard                      ------------------------------------
Glenview, IL 60026                      Name:
                                              ----------------------------------
ATTENTION: MR. ROD SHOEMAKER            Title:
                                               ---------------------------------
Facsimile: (224) 521-8990

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S6-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      ANIXTER INFORMATION SYSTEMS CORPORATION

ANIXTER INFORMATION SYSTEMS
CORPORATION                             By:
c/o Anixter Inc.                            ------------------------------------
2301 Patriot Boulevard                  Name:
Glenview, IL 60026                            ----------------------------------
                                        Title:
ATTENTION: MR. ROD SHOEMAKER                   ---------------------------------

Facsimile: (224) 521-8990
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S7-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                      ANIXTER FINANCIAL INC.

ANIXTER FINANCIAL INC.
c/o Anixter Inc.                        By:
2301 Patriot Boulevard                      ------------------------------------
Glenview, IL 60026                      Name:
                                              ----------------------------------
ATTENTION: MR. ROD SHOEMAKER            Title:
                                               ---------------------------------
Facsimile: (224) 521-8990

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                      -S8-


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADDRESS FOR NOTICE                        THE BANK OF NOVA SCOTIA, as Lender

THE BANK OF NOVA SCOTIA, as Lender
Scotia Capital                            By:
Corporate Banking - Industrial Products       ----------------------------------
62nd Floor                                    E. W. Read
Scotia Plaza                                  Director
40 King Street West
Toronto, ON M5W 2X6
                                          By:
ATTENTION: UNIT HEAD                          ----------------------------------
                                              A. Kotsidis
Facsimile: (416) 866-2010                     Associate Director

  [signature page for Credit Agreement relating to Anixter Canada Inc. et al.]

                                   SCHEDULE A
                      FORM OF NOTICE OF ADVANCE OR PAYMENT

                         [see reference in Section 5.3]

TO: THE BANK OF NOVA SCOTIA        c.c. THE BANK OF NOVA SCOTIA
    Scotia Capital                      Scotia Capital
    WBO - Loan Administration &         Corporate Banking - Industrial Products
    Agency Operations                   62nd Floor, Scotia Plaza
    720 King Street West                40 King Street West
    4th Floor                           Toronto, ON M5W 2X6
    Wholesale Banking Operations
    Toronto, ON M5V 2T3

    Attention: Managing Director        Attention: Unit Head
    Facsimile: (416) 866-5991           Facsimile: (416) 866-2010

     We refer to the credit agreement dated as of 18 November 2005 between Anixter Canada Inc., as Borrower, others, as Guarantors, The Bank of Nova Scotia, as Administrative Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "CREDIT AGREEMENT"). All terms used in this certificate and that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

1.   Request for Advance

     Notice is hereby given pursuant to Section 5.3 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

     (a)  that an Advance be made under the Credit;

     (b)  the requested Advance represents the following [CHECK ONE OR MORE]:

          initial Advance under the Credit                                   [ ]

          increase in an Advance under the Credit                            [ ]

          rollover of an existing Advance under the Credit                   [ ]

          conversion of an existing Advance to another type of Advance       [ ]

     (c)  the Drawdown Date shall be ___________.

     (d) the Advance shall be in the form of [CHECK ONE OR MORE AND COMPLETE DETAILS]:

          Prime Rate Advance                                                 [ ]
             Amount: $__________

          Base Rate Advance                                                  [ ]
             Amount: $__________

                                      -A2-


          Banker's Acceptances                                               [ ]
             Face Amount: $__________
             Term: __________________

          L/C                                                                [ ]
             Nominal amount and currency: $__________
             Type: __________________________________
             Issue Date: ____________________________
             Expiry date: ___________________________
             Name and Address of
             Beneficiary: ___________________________
                          ___________________________
             Purpose: _______________________________

             [NOTE: ATTACH PROPOSED FORM OR DETAILS]

          LIBOR Advance                                                      [ ]
             Amount: $__________
             LIBOR Period: _________

     (e) the proceeds of the Advance shall be deposited in [SPECIFY DESIGNATED ACCOUNT]

2.   The undersigned hereby confirms as follows:

     (a) the representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date or otherwise expressly modified pursuant to the provisions of Section 6.2 of the Credit Agreement, are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof, but subject to the same qualifications as are contained in Section 6.2 of the Credit Agreement;

     (b) no Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

     (c) after due inquiry, there is no reasonable expectation that the Borrower will not be in compliance with all covenants contained in
          Section 7.1 of the Credit Agreement at the end of its current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Compliance Certificate for that quarter;

     (d) the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Drawdown Date; and

     (e) all other conditions precedent set out in Section 4.2 [AND SECTION 4.1 AS APPLICABLE] of the Credit Agreement have been fulfilled.

                                      -A3-


3.   Notice of Payment

     Pursuant to Section 5.3 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

     (a)  that a payment will be made under the Credit;

     (b)  the payment represents the following [CHECK ONE OR MORE]:

          reduction in Advances under the Credit                             [ ]

          payment of existing Advances which will be rolled over as
             the same type of Advance under the Credit                       [ ]

          payment of existing Advances which will be converted to
             another type of Advance under the Credit                        [ ]

     (c)  the payment date shall be __________________;

     (d) the Advance to be paid shall be in the form of [CHECK ONE OR MORE AND COMPLETE DETAILS]:

          Prime Rate Advance                                                 [ ]
             Amount: $__________

          Base Rate Advance                                                  [ ]
             Amount: $__________

          Banker's Acceptances                                               [ ]
             Face Amount: $__________
             Maturity Date: $__________

          LIBOR Advance                                                      [ ]
             Amount: $__________

DATED                  .
      -----------------


                                        ANIXTER CANADA INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE B
                     FORM OF BORROWER COMPLIANCE CERTIFICATE

                 [see references in Sections 4.2 and 7.3(1)(c)]

TO: THE LENDERS (as defined in the Credit Agreement referred to below)

AND TO: THE BANK OF NOVA SCOTIA, as Agent

     We refer to Sections 4.2 and 7.3(1)(c) of the credit agreement dated as of 18 November 2005 between Anixter Canada Inc., as Borrower, others, as Guarantors, The Bank of Nova Scotia, as Administrative Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "CREDIT AGREEMENT"). All terms used in this certificate that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

The undersigned hereby certifies that:

1. The representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date or otherwise expressly modified pursuant to the provisions of Section
     6.2 of the Credit Agreement, are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof, but subject to the same qualifications as are contained in Section 6.2 of the Credit Agreement.

2. No Default has occurred and is continuing on the date hereof [OR AS THE CASE MAY BE].

3. The undersigned hereby certifies that, as of the end of its most recently completed fiscal quarter, which ended on ____________, the Total Leverage Ratio was ________: 1.

4. Appendix A attached sets out the calculations of the ratio referred to above.

5. Appendix B attached is an up-to-date version of Schedule F to the Credit Agreement. [or There has been no change to the information contained in the version of Schedule F attached to the Credit Agreement.]

6. Appendix C attached contains details of all Other Secured Obligations as of the end of the undersigned's most recently completed fiscal quarter that have not previously been listed on Schedule G to the Credit Agreement.

7. Appendix E attached is an up-to-date version of Schedule H to the Credit Agreement. [or There has been no change to the information contained in the version of attached to Schedule H the Credit Agreement.]

8. Appendix F attached is an up-to-date version of Schedule I to the Credit Agreement. [or There has been no change to the information contained in the version of Schedule I attached to the Credit Agreement.]

                                      -B2-


DATED                               .
      ------------------------------

                                        ANIXTER CANADA INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE C
                   FORM OF ANIXTER INC. COMPLIANCE CERTIFICATE

                 [see references in Sections 4.2 and 7.3(1)(c)]

TO: THE LENDERS (as defined in the Credit Agreement referred to below)

AND TO: THE BANK OF NOVA SCOTIA, as Agent

     We refer to Sections 4.2 and 7.3(1)(c) of the credit agreement dated as of 18 November 2005 between Anixter Canada Inc., as Borrower, others, as Guarantors, The Bank of Nova Scotia, as Administrative Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "CREDIT AGREEMENT"). All terms used in this certificate that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

The undersigned hereby certifies that:

1. The representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date or otherwise expressly modified pursuant to the provisions of Section
     6.2 of the Credit Agreement, are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof, but subject to the same qualifications as are contained in Section 6.2 of the Credit Agreement.

2. No Default has occurred and is continuing on the date hereof [OR AS THE CASE MAY BE].

3. Attached hereto is the compliance certificate for the fiscal period ending delivered under ____________ the U.S. Credit Agreement.

DATED                    .
      -------------------


                                        ANIXTER INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE D
                        MODEL CREDIT AGREEMENT PROVISIONS

                         [see reference in Section 1.1]

The attached model credit agreement provisions, which have been revised under the direction of the Canadian Bankers' Association Secondary Loan Market Specialist Group from provisions prepared by The Loan Syndications and Trading Association, Inc., form part of this Agreement, except for the footnotes to the model credit agreement provisions and subject to the following variations:

1. The defined term "Related Parties" in the Provisions is deleted. Such term shall have the meaning set out in Section 1.1 of the Agreement.

2. The term "Release," which is used in Section 9(b) but not defined in the Provisions, shall be interpreted as referring to any release, spill, leakage, emission, deposit, discharge, leaching, migration or disposition. The term "Environmental Liability" which is used in Section 9(b) but not defined in the Provisions, shall be interpreted as referring to any remedial action taken by the Agent or any Lender relating to any Hazardous Materials or any breach of any Environmental Law.

3. Clause (A) of the defined term "Excluded Taxes" is deleted and replaced with the following provision:

          "(A) is imposed or assessed other than in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and"

4. Section 3.2(a) of the Provisions is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing provisions of this Section 3.2(a), no Obligor shall be required to pay the additional amounts contemplated in clause (i) above to any Lender who becomes a Lender by way of assignment after the occurrence of a Default."

5. The first reference to "the Borrower" in each of Sections 3.3(a) and 3.3(b) of the Provisions shall be interpreted as referring to "any Obligor" and the references to "the Borrower" in Section 3.2(b), the first reference to "the Borrower" in Section 3.2(c) and the reference to "the Borrower" in the second paragraph of Section 10(d) of the Provisions shall be interpreted as referring to "each Obligor".

6. Clause 5(iii)(y) of the Provisions is deleted and replaced with the following:

          "any reduction arising from an amount owing to an Obligor upon the termination of any derivative entered into between the Obligor

                                      -D2-


          and such Lender except for a net amount available after the termination of all derivatives entered into between the Obligors and such Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors,"

7. References in the Provisions to participations by Lenders in respect of Letters of Credit shall be interpreted as referring to the participations and the obligations of Lenders to indemnify the Issuing Bank in accordance with Section 5.20 of this Agreement.

8. Clause 10(b)(iii) of the Provisions is deleted and replaced with the following:

          "any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by the Issuing Bank in its sole discretion"

9. Clause 10(b)(v) of the Provisions is deleted and replaced with the following:

          "(v) any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default has occurred and is continuing and, in the event approval of the Borrower to any assignment is not required pursuant to this Clause 10(b)(v), the Borrower shall be provided with notice of such assignment, which notice shall indicate whether the assignee is a Foreign Lender or is not a Foreign Lender, but the giving of notice is not in any way a condition to the effectiveness of any such assignment and the Administrative Agent's failure to give notice shall not impose any liability on the Administrative Agent; and"

10.  The following is added to the end of the defined term "Other Taxes":

          ", but, for greater certainty, does not include any Excluded Taxes."

11. The defined term "Control" in the Provisions is deleted. Such term shall have the meaning set out in Section 1.1 of the Agreement.

                        MODEL CREDIT AGREEMENT PROVISIONS

1.   Definitions

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement" means the credit agreement of which these Provisions form part.

          "Applicable Law" means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

          "Applicable Percentage" means with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total outstanding Loans and participations in respect of Letters of Credit represented by such Lender's outstanding Loans and participations in respect of Letters of Credit.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

          "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Law by any Governmental Authority.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have corresponding meanings.

          "Default" means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

          "Eligible Assignee" means any Person (other than a natural person, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 10(b) has been obtained.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 3.3(b), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is not imposed or assessed in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 3.2(a). For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.(1)

          "Foreign Lender" means any Lender that is not organized under the laws of the jurisdiction in which the Borrower is resident for tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Governmental Authority" means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Issuing Bank" means the Person named elsewhere in this Agreement(2) as the issuer of Letters of Credit on the basis that it is "fronting" for other Lenders and not on the basis that it is the attorney of other Lenders to sign Letters of Credit on their behalf, or any successor issuer of Letters of Credit. For greater certainty, where the context requires, references to "Lenders" in these Provisions include the Issuing Bank.

----------
(1) Please note that this definition of "Excluded Taxes" will result in Foreign Lenders not being grossed up for withholding taxes that exist at the time of execution and delivery of the Credit Agreement, except in the circumstances specified. If a loan is intended to be exempt from withholding tax as a "5/25" structure or otherwise, this premise should be specified in the Credit Agreement.

(2) Ensure that the Credit Agreement identifies the Issuing Bank or indicates that there is none.

          "Loan" means any extension of credit by a Lender under this Agreement, including by way of bankers' acceptance or LIBO Rate Loan, except for any Letter of Credit or participation in a Letter of Credit.

          "Obligors" means, collectively, the Borrower and each of the guarantors of the Borrower's obligations that are identified elsewhere in this Agreement.

          "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant" has the meaning assigned to such term in Section 10(d).

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Provisions" means these model credit agreement provisions.

          "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

2.   Terms Generally

(1) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise expressly stated, all references in these Provisions to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, these Provisions, but all such references elsewhere in this Agreement shall be construed to refer to this Agreement apart from these Provisions, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(2) If there is any conflict or inconsistency between these Provisions and the other terms of this Agreement, the other terms of this Agreement shall govern to the extent necessary to resolve the conflict or inconsistency.

3.   Yield Protection

3.1  Increased Costs.

          (a) Increased Costs Generally. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

               (ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 3.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

               (iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or the Letters of Credit issued or participated in by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

          (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

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                                      -5-


3.2  Taxes.

          (a) Payments Subject to Taxes. If any Obligor, the Administrative Agent, or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Obligor shall make any such deductions required to be made by it under Applicable Law and (iii) the Obligor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall within five days thereof notify the Borrower and the Administrative Agent in writing.

          (f) Treatment of Certain Refunds and Tax Reductions. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which an Obligor has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or Obligor, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the

Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrower or Obligor as applicable, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

3.3  Mitigation Obligations: Replacement of Lenders.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) Replacement of Lenders.(3) If any Lender requests compensation under Section 3.1, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, if any Lender's obligations are suspended pursuant to Section
3.4 or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon 10 days' notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

               (i) the Borrower pays the Administrative Agent the assignment fee specified in Section 10(b)(vi);

               (ii) the assigning Lender receives payment of an amount equal to the outstanding principal of its Loans and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

               (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter; and

               (iv) such assignment does not conflict with Applicable Law.

----------
(3) Please note that the Breakfunding section in the Credit Agreement should expressly include any amounts payable as a result of an assignment required by this Section.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.4  Illegality.

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to participate in, issue or maintain any Letter of Credit (or to maintain its obligation to participate in or to issue any Letter of Credit), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans, or take any necessary steps with respect to any Letter of Credit in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.5  Inability to Determine Rates Etc.

If the Required Lenders determine that for any reason a market for bankers' acceptances does not exist at any time or the Lenders cannot for other reasons, after reasonable efforts, readily sell bankers' acceptances or perform their other obligations under this Agreement with respect to bankers' acceptances, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the Borrower's right to request the acceptance of bankers' acceptances shall be and remain suspended until the Required Lenders determine and the Agent notifies the Borrower and each Lender that the condition causing such determination no longer exists. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

4.   Right of Setoff.

If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers' lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 4, it shall share the benefit received in accordance with Section 5 as if the benefit had been received by the Lender of which it is an Affiliate.

5.   Sharing of Payments by Lenders.

If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that

               (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

               (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Letters of Credit to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

               (iii) the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower's obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to an Obligor upon the termination of derivatives entered into between the Obligor and such Lender(4), or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

6.   Administrative Agent's Clawback

          (a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender's share of such

----------
(4) Those preparing Credit Agreements should consider whether this exclusion of proceeds of derivatives is appropriate in the particular circumstances of the Credit Agreement. It may be appropriate to provide for sharing of, for example, any net amount available after the termination of all derivatives entered into between the Obligors and a Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors if there is more than one such derivative.

advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such advance. If the Lender does not do so forthwith, the Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

          (b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

7.   Agency.

7.1 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Person identified elsewhere in this Agreement as the Administrative Agent(5) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

7.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders.

----------
(5) Ensure that the Credit Agreement identifies the Administrative Agent for the purpose of this reference.

7.3 Exculpatory Provisions.

(1) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.(6) Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(2) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Administrative Agent by the Borrower or a Lender.

(3) Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

7.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent

----------
(6) It is anticipated that the Credit Agreement will require the Borrower to be responsible for compliance with all requirements to maintain perfection of security.

accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.5 Indemnification of Administrative Agent. Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent's gross negligence or wilful misconduct.

7.6 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent from among the Lenders (including the Person serving as Administrative Agent) and their respective Affiliates. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

7.7 Replacement of Administrative Agent.

(1) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto, Ontario or Montreal, Quebec, or an Affiliate of any such Lender with an office in Toronto or Montreal. The Administrative Agent may also be removed at any time by the Required Lenders upon 30 days' notice to the Administrative Agent and the Borrower as long as the Required Lenders, in consultation with the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto or Montreal, or an Affiliate of any such Lender with an office in Toronto or Montreal.

(2) If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 7.7(1), provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in the preceding paragraph.

(3) Upon a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Administrative

Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Administrative Agent, the provisions of this Section 7 and of Section 9 shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent.

7.8 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

7.9 Collective Action of the Lenders. Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent upon the decision of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

7.10 No Other Duties. etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

8. Notices: Effectiveness; Electronic Communication

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified elsewhere in this Agreement(7) or, if to a Lender, to it at its address or telecopier number specified in the Register or, if to an Obligor other than the Borrower, in care of the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been

----------
(7) Ensure that the Credit Agreement contains the contact information referred to.

given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a business day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph
(b) below, shall be effective as provided in said paragraph (b).

          (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,(8) provided that the foregoing shall not apply to notices to any Lender of Loans to be made or Letters of Credit to be issued if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) Change of Address. Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

9. Expenses; Indemnity: Damage Waiver(9)

          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses,

----------
(8) Administrative Agents may wish to prescribe procedures for electronic communications and to disseminate those procedures to Lenders.

(9) A reference to this Section should be included in the Survival Section, if any, of the Credit Agreement
including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Obligor, or any Environmental Liability related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligor and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Obligor has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Sections 3.1, 3.2 and 9(a).

          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

          (d) Waiver of Consequential Damages. Etc. To the fullest extent permitted by Applicable Law, the Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor. A certificate of the Administrative Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

10. Successors and Assigns

          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section,
(ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

               (i) except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent to a lower amount (each such consent not to be unreasonably withheld or delayed);

               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

               (iii) any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by any Issuing Bank (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender with a Commitment under that credit;

               (iv) any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless:

                    (x) in the case of an assignment of a Commitment relating to a revolving credit, the proposed assignee is itself already a Lender with the same type of Commitment,

                    (y) no Event of Default has occurred and is continuing, and the assignment is of a Commitment relating to a non-revolving credit that is fully advanced, or

                    (z) the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moody's Investor Services Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Dominion Bond Rating Service Limited, respectively;

               (v) any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default has occurred and is continuing; and

               (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in an amount specified elsewhere in this Agreement(10) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3 and 9, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

          (c) Register. The Administrative Agent shall maintain at one of its offices in Toronto, Ontario or Montreal, Quebec a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Obligor or any Affiliate of an Obligor(11)) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal

----------
(10) Ensure that the Credit Agreement specifies the amount of this fee.

(11) Consideration should be given to the percentage of Lenders required to permit the sale of a participation to an Obligor or any Affiliate or Subsidiary of an Obligor.

solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

          Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4 as though it were a Lender, provided such Participant agrees to be subject to Section 5 as though it were a Lender.

          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 and 3.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.2(e) as though it were a Lender.

          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11. Governing Law: Jurisdiction: Etc.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province specified elsewhere in this Agreement(12) and the laws of Canada applicable in that Province.

          (b) Submission to Jurisdiction. Each Obligor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province specified elsewhere in this Agreement, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Obligor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.  WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL

----------
(12) Ensure that the Credit Agreement identifies the Province referred to here and in paragraph (b) immediately below.

PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13. Counterparts: Integration: Effectiveness: Electronic Execution

          (a) Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the conditions precedent Section(s) of this Agreement, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

          (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

14. Treatment of Certain Information: Confidentiality

(1) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor.

(2) For purposes of this Section, "Information" means all information received in connection with this Agreement from any Obligor relating to any Obligor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers

(3) In addition, and notwithstanding anything herein to the contrary, the Administrative Agent may provide the information described on Exhibit B concerning the Borrower and the credit facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.

                                                                       EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:    ___________________________________________________________

2.   Assignee:    ___________________________________________________________
                  [and is an Affiliate/Approved Fund of [identify Lender](1)]

3.   Borrower(s): ___________________________________________________________

4. Administrative Agent: _______________, as the administrative agent under the Credit Agreement

5.   Credit Agreement: [The [amount] Credit Agreement dated as of
     _________________ among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

----------
(1)  Select as applicable.

6.   Assigned Interest:

                        Aggregate Amount of       Amount of
                       Commitment/Loans for   Commitment/Loans   Percentage Assigned of
Facility Assigned(2)      all Lenders(3)         Assigned(3)       Commitment/Loans(4)    CUSIP Number
--------------------   --------------------   ----------------   ----------------------   ------------
                                 $                    $                     %
                                 $                    $                     %
                                 $                    $                     %

[7.  Trade Date: ____________________________________](5)

----------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment," etc.)

(3) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ___________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

[Consented to and](6) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------


[Consented to:](7)

[NAME OF RELEVANT PARTY]


By:
    ---------------------------------
Title:
       ------------------------------

----------
(6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(7) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                                            ANNEX 1 to Assignment and Assumption

                                                    [_______________________](1)

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1.   Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document(2), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender(3), attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

----------
(1)  Describe Credit Agreement at option of Administrative Agent.

(2) The term "Loan Document" should be conformed to the term used in the Credit Agreement.

(3) The concept of "Foreign Lender" should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

                                                                       EXHIBIT B

                            LOAN MARKET DATA TEMPLATE

RECOMMENDED DATA FIELDS - AT CLOSE

The items highlighted in bold are those that Loan Pricing Corporation (LPC) deem essential. The remaining items are those that LPC has seen become more prominent over time as transparency has increased in the U.S. Loan Market.

COMPANY LEVEL                  DEAL SPECIFIC                   FACILITY SPECIFIC
-------------                  -------------                   -----------------
ISSUER NAME                    CURRENCY/AMOUNT                 CURRENCY/AMOUNT
LOCATION                       DATE                            TYPE
SIC (CDN)                      PURPOSE                         PURPOSE
Identification Number(s)       SPONSOR                         TENOR
REVENUE                        FINANCIAL COVENANTS             Term Out Option
                                                               EXPIRATION DATE
                               Target Company                  FACILITY SIGNING DATE
*MEASUREMENT OF RISK           ASSIGNMENT LANGUAGE             PRICING
   S&P SR. DEBT                Law Firms                          BASE RATE(S)/SPREAD(S)/BAILIBOR
   S&P ISSUER                  MAC Clause                         INITIAL PRICING LEVEL
   MOODY'S SR. DEBT            Springing lien                     PRICING GRID (TIED TO, LEVELS)
   MOODY'S ISSUER              Cash Dominion                      GRID EFFECTIVE DATE
   FITCH SR. DEBT              Mandatory Prepays               FEES
   FITCH ISSUER                Restrct'd Payments (Neg Covs)      PARTICIPATION FEE (TIERED ALSO)
   S&P Implied
      (internal assessment)    Other Restrictions                 COMMITMENT FEE
   DBRS
Other Ratings                                                  ANNUAL FEE
   *Industry Classification                                       UTILIZATION FEE
   Moody's Industry                                               LC FEE(S)
   S&P Industry                                                   BA FEE
Parent                                                         Prepayment Fee

Financial Ratios                                               Other Fees to Market
                                                                  Security
                                                                  SECURED/UNSECURED
                                                                  Collateral and Seniority of Claim
                                                                  Collateral Value
                                                               GUARANTORS
                                                               LENDERS NAMES/TITLES
                                                               LENDER COMMITMENT ($)
                                                               Commited/Uncommited
                                                               Distribution method
                                                               AMORTIZATION SCHEDULE
                                                               Borrowing Base/Advance Rates
                                                               New Money Amount
                                                               COUNTRY OF SYNDICATION
                                                               Facility Rating (Loss given default)
                                                                  S&P BANK LOAN
                                                                  MOODY'S BANK LOAN
                                                                  FITCH BANK LOAN
                                                                  DBRS
                                                                  OTHER RATINGS

* These items would be considered useful to capture from an analytical perspective

                                   SCHEDULE E
                        APPLICABLE PERCENTAGES OF LENDERS

                         [see references in Section 1.1]

LENDER                    COMMITMENT         APPLICABLE PERCENTAGE
------                    ----------         ---------------------
The Bank of Nova Scotia   Cdn. $40,000,000            100%

                                   SCHEDULE F
                    DETAILS OF CAPITAL STOCK, PROPERTY, ETC.

                     [see references in Sections 6.1(4)(a)]

ANIXTER CANADA INC.

OWNERSHIP OF ENTITY'S    CAPITAL STOCK OWNED BY   HEAD OFFICE (AND CHIEF EXECUTIVE
    CAPITAL STOCK       ENTITY IN OTHER PERSONS         OFFICE, IF DIFFERENT)
---------------------   -----------------------   --------------------------------
Anixter Eurofin B.V.    WireXpress Ltd.           200 Foster Crescent
(100%)                  (100%)                    Mississauga, Ontario
                                                  L5R 3Y5

                                   SCHEDULE G
                            OTHER SECURED OBLIGATIONS

                         [see reference in Section 3.2]

1. All future Swap Transactions with the Borrower to which Scotia Capital or its Affiliate is a party (whether entered into directly or as a result of an assignment or otherwise), to the extent Scotia Capital was a Lender at the time the Swap Transaction was entered into by or assigned to Scotia Capital or Affiliate.

2. Cash consolidation, cash management and electronic funds transfer arrangements between an Obligor and Scotia Capital or an Affiliate of the Agent.

                                   SCHEDULE H
                            ORGANIZATIONAL STRUCTURE

                 [see references in Sections 1.1 and 6.1(4)(i)]

                                    ATTACHED

ANIXTER INTERNATIONAL INC.
LIST OF SUBSIDIARIES - OCTOBER 2005

                                                                           JURISDICTION
COMPANY NAME                                                             OF INCORPORATION
------------                                                             ----------------
Anixter Inc.                                                             Delaware
   Accu-Tech Corporation                                                 Georgia
      Accu-Tech Enterprises, Inc. (formerly Wallace Electronics, Inc.)   Georgia
   Anixter Australia Pty. Ltd.                                           Australia
      ALLNET Technologies Pty. Ltd.                                      Australia
   Anixter Cables y Manufacturas, S.A. de C.V.                           Mexico
   Anixter Chile S.A.                                                    Chile
   Anixter Colombia S.A.                                                 Colombia
   Anixter Costa Rica S.A.                                               Costa Rica
   Anixter de Mexico, S.A. de C.V.                                       Mexico
      Anixter Logistica y Servicios (ALS)                                Mexico
   Anixter do Brazil Ltda.                                               Brazil
   Anixter Dominicana, S.A. (formerly AIS, S.A.)                         Dominican Republic
   Anixter Financial Inc.                                                Delaware
      Anixter Communications (Malaysia) Sdn Bhd                          Malaysia
      Anixter India Private Limited                                      India
      Anixter Singapore Pte Ltd.                                         Singapore
      Anixter Hong Kong Limited                                          Hong Kong
         Anixter International Trading (Qingdao) Company Ltd             China
         Anixter Trading (Shanghai) Company Limited                      China
      Anixter Thailand Inc.                                              Delaware
   Anixter Holdings, Inc.                                                Delaware
      Anixter Argentina S.A.                                             Argentina
      Anixter AEH Holdings Inc.                                          Delaware
         B.E.L. Corporation                                              Delaware
            Anixter Eurotwo Holdings B.V.                                Netherlands
               Anixter Austria GmbH                                      Austria
               Anixter  Czech  Republic -                                Czech Republic
               Branch of Anixter
               Austria GmbH
               Anixter Danmark A.S.                                      Denmark
               Anixter Deutschland GmbH                                  Germany
               Anixter Hungary Ltd.                                      Hungary
               Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.      Turkey
               Anixter Network Systems Greece L.L.C.                     Greece
               Anixter Norge A.N.S.                                      Norway
               Anixter Poland Sp.z.o.o.                                  Poland
               Anixter Portugal S.A.                                     Portugal
               Anixter Sverige AB                                        Sweden
         Anixter Eurofin B.V.                                            Netherlands
            Anixter Canada Inc.                                          Canada
               WireXpress Ltd.                                           Canada
            Anixter Eurinvest B.V.                                       Netherlands
               Anixter Belgium B.V.B.A.                                  Belgium
               Anixter Espana S.L.                                       Spain
               Anixter France SARL                                       France

                                      -H2-

                                                                           JURISDICTION
COMPANY NAME                                                             OF INCORPORATION
------------                                                             ----------------
Anixter International B.V.B.A.                                           Belgium
Anixter International Ltd.                                               United Kingdom
   Eagerport Limited                                                     United Kingdom
      Infast Group plc                                                   United Kingdom
         Haden MacLellan Inc.                                            Delaware
            Nim-Cor Holdings Inc.                                        Delaware
            Brown Products Inc.                                          New Hampshire
            Infast  USA, Inc. (formerly Fabricated                       Delaware
            Components Inc.)
            Ducost Ltd.                                                  United Kingdom
            HMH Pension Trustees Ltd.                                    United Kingdom
            ISI GmbH                                                     Germany
               Plant Construction GmbH                                   Germany
            Haden MacLellan Inv. Ltd.                                    United Kingdom
            Haden Spain                                                  Spain
            Haden Drysys Tech Services Ltd.                              United Kingdom
            Fawndeck Ltd.                                                United Kingdom
               Earlydress Limited                                        United Kingdom
               Pastspeed Limited                                         United Kingdom
                  Petrie & McNaught Limited                              United Kingdom
            HMH Fasteners Ltd.                                           United Kingdom
               HMH Infast plc                                            United Kingdom
               MB Fastener Co. Ltd.                                      United Kingdom
               Ohta-Philidas Ltd.                                        United Kingdom
               Centrepiece Engineering Ltd.                              United Kingdom
                  Centrepiece Distributors Ltd.                          United Kingdom
               AW2 Ltd.                                                  United Kingdom
                  AW (B&N) Ltd.                                          United Kingdom
                  H Frankish Ltd.                                        United Kingdom
                  Stainless Fasteners Ltd.                               United Kingdom
               Everbright Fasteners Ltd.                                 United Kingdom
               Infast Automotive Ltd.                                    United Kingdom
                  Automotive Fastener Solutions Ltd.                     United Kingdom
               Industrial Fasteners Ltd.                                 United Kingdom
                  Infast Manufacturing Ltd.                              United Kingdom
                  Budget Fasteners Ltd.                                  United Kingdom
                  Infast  Ltd. (formerly Peterborough                    United Kingdom
                  Nuts & Bolts Ltd.)
               Infast Subsidiary No. 2 Ltd.                              United Kingdom
               Ross Screw Ltd.                                           United Kingdom
                  Sandiacre Screw Ltd.                                   United Kingdom
               Industrial Fastener Supplies Ltd.                         United Kingdom
                  IFS Distributors Limited                               United Kingdom
                  IFS (Stainless) Limited                                United Kingdom
                  Adesco Limited                                         United Kingdom
                  IP (Pontefract) Ltd.                                   United Kingdom
                  Fastnaparts Limited                                    United Kingdom
                  GKS (UK) Limited                                       United Kingdom
                     GKS Centrepiece Ltd.                                United Kingdom
   Anixter Power & Construction Ltd.                                     United Kingdom

                                      -H3-

                                                                           JURISDICTION
COMPANY NAME                                                             OF INCORPORATION
------------                                                             ----------------
            Anixter Holdings Limited                                     United Kingdom
               Anixter Limited                                           United Kingdom
                  Anixter Distribution Ireland Ltd.                      Ireland
                  Anixter (U.K.) Ltd. (Dubai UAE Branch)                 United Kingdom
                  Heyco Limited                                          United Kingdom
                     Plastic Screws Limited                              United Kingdom
                     Plastic Seals Limited                               United Kingdom
                  Webb Fasteners Limited                                 United Kingdom
               Burgess Fasteners Limited                                 United Kingdom
               Heyco Technologies Limited                                United Kingdom
               NedHex Ltd.                                               United Kingdom
            Anixter Italia S.r.l.                                        Italy
            Anixter Logistics, Europe B.V.B.A.                           Belgium
            Anixter Nederland B.V.                                       Netherlands
            Anixter Switzerland Sarl                                     Switzerland
         Anixter Finance Ltd.                                            United Kingdom
      Anixter (CIS) L.L.C. (Russia)                                      Russia
   Anixter Information Systems Corporation                               Illinois
   Anixter Korea Limited                                                 Korea
   Anixter New Zealand Limited                                           New Zealand
   Anixter Peru, S.A.C.                                                  Peru
   Anixter Philippines Inc.                                              Delaware
   Anixter Procurement Corporation                                       Illinois
   Anixter Puerto Rico, Inc.                                             Delaware
   Anixter-Real Estate Inc.                                              Illinois
   Anixter Receivables Corporation                                       Delaware
   Anixter Venezuela Inc.                                                Delaware
GL Holding of Delaware, Inc.                                             Delaware
   Itel Corporation                                                      Delaware
Itel Container Ventures Inc.                                             Delaware
   ICV GP Inc.                                                           Delaware
Itel Rail Holdings Corporation                                           Delaware
   Fox River Valley Railroad Corporation                                 Wisconsin
   Green Bay & Western Railroad Company                                  Wisconsin
      Michigan & Western Railroad Company                                Michigan
   Rex Railways, Inc.                                                    New Jersey
   Signal Capital Corporation                                            Delaware
      Richdale, Ltd.                                                     Delaware
      Signal Capital Projects, Inc.                                      Delaware
Railcar Services Corporation                                             Delaware

                               SCHEDULE I
                          EXISTING SCOTIA L/CS

                   [see references in Section 1.1.75]

BENEFICIARY                     APPLICANT    L/C NUMBER    DATE OF ISSUE    FACE AMOUNT    EXPIRY DATE
-----------                     ---------   ------------   -------------   ------------   ------------
Revenue Canada Customs Excise    Borrower   G18572/79787   22 June 1994    Cdn. $60,000   22 June 2006
and Taxation